As filed with the Securities and Exchange Commission on September 7, 2001 Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______AI SOFTWARE INC.______
(Exact name of registrant as specified in its charter)

NEVADA	7372	98-0351734
(State of incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

AI SOFTWARE INC. 1030 W. Georgia Street, Suite 1208 Vancouver, B.C., Canada V6E 2Y3 (604) 662-7900___________________ (Address, Zip Code and Telephone Number of Principal Executive Offices)	Robert Paul Turner, Esq. Sutton Law Center 699B Sierra Rose Drive Reno, Nevada 89511 (775) 824-0300____________________ (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Securities To Be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Amount of Registration Fee [1]
Common Stock:	2,000,000	$0.10	$200,000	$100

[1] Estimated solely for purposes of calculation the registration fee pursuant to Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Prospectus

AI SOFTWARE INC.

SHARES OF COMMON STOCK

No Minimum - 2,000,000 Maximum

Prior to this offering, there has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

John Carl Guterres, one of our officers and directors, will be the only person offering or selling our shares.

Investing in our common stock involves certain risks. See "Risk Factors" starting at page 6.
	Price Per Share	Aggregate Offering Price	Maximum Net Proceeds to Us
Common Stock	$0.10	$200,000	$175,000

There is no minimum number of shares that has to be sold in this offering. Because there is no minimum number of shares that has to be sold in this offering, there is no assurance that we will achieve the proceeds level described in the above table. If we do not raise at least $68,500 in this offering we will not be able to continue with our proposed operations and we will go out of business. If we go out of business, investors will lose their entire investment.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________, 2001.

TABLE OF CONTENTS

Page No.
SUMMARY OF PROSPECTUS	5
RISK FACTORS	6
RISKS ASSOCIATED WITH OUR COMPANY	6
RISKS ASSOCIATED WITH THIS OFFERING	12
USE OF PROCEEDS	14
DETERMINATION OF OFFERING PRICE	15
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	16
PLAN OF DISTRIBUTION; TERMS OF THE OFFERING	18
BUSINESS	20
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	27
MANAGEMENT	31
EXECUTIVE COMPENSATION	34
PRINCIPAL STOCKHOLDERS	35
DESCRIPTION OF SECURITIES	36
CERTAIN TRANSACTIONS	37
LITIGATION	38
EXPERTS	38
LEGAL MATTERS	38
FINANCIAL STATEMENTS	F-1

SUMMARY OF OUR OFFERING

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus, and particularly the Risk Factors section, review our financial statements and review all other information that is incorporated by reference in this prospectus.

Summary Information About Our Company

We are a start-up software development company. We have no assets or business operations. We have only just commenced the development of our first artificial intelligence software algorithm called "Randomix" for use in a variety of applications within the Internet industry. Randomix focuses on pattern recognition, whereby it analyses data based on criteria predetermined by the user and identifies trends or other relevant data matching the criteria. The software is intended for application in a domain name creation engine to facilitate the increasingly difficult selection of suitable domain names, or a similar application in the creation of an engine to create and select character names for role-playing game sites. See the "Business" section for a more detailed description of our proposed plan for developing our software.

On July 9, 2001 we issued a total of 2,500,000 shares of common stock to John Carl Guterres and Harvey M.J. Lawson, our officers and directors, pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

Our administrative office is located at 1030 W. Georgia St., Suite 1208, Vancouver, British Columbia, Canada V6E 2Y3, telephone (604) 662-7900 and our registered statutory office is located at 502 East John Street, Carson City, Nevada, 89706. Our fiscal year end is June 30.

The Offering

Following is a brief summary of this offering. Please see the "Plan of Distribution; Terms of the offering" in this prospectus for a more detailed description of the terms of the offering.

Securities being offered	Up to 2,000,000 shares of common stock, par value $0.00001
Offering price per share	$0.10
Offering period	The shares are being offered for a period not to exceed 90 days, unless extended by our board of directors for an additional 90 days.
Maximum possible net proceeds to our company	Up to $175,000
Use of proceeds	We will use the proceeds to pay for the development and marketing of our first artificial intelligence software algorithm, Randomix. See "Use of Proceeds."
Number of shares outstanding Before the offering	2,500,000
Maximum possible number of shares outstanding After the offering	4,500,000

We will sell the shares in this offering through John Carl Guterres, one of our officers and directors. Mr. Guterres intends to offer the shares through advertisements and investment meetings and to friends of our officers and directors.

There is no minimum number of shares that have to be sold in this offering and the shares will be sold on a best efforts basis only. If we do not raise at least $68,500 in this offering we will not be able to continue with our proposed operations and we will go out of business. If we go out of business, investors will lose their entire investment.

We are not listed for trading on any exchange or an automated quotation system. Because we are not listed for trading on any exchange or automated quotation system, you may not be able to resell your shares.

RISK FACTORS

Please consider the following risk factors before deciding to invest in the common stock.

RISKS ASSOCIATED WITH OUR COMPANY:

1. Our auditors have issued a going concern opinion because we may not be able to achieve our objectives and we may have to suspend or cease our proposed operations entirely.

Our auditors have issued a going concern opinion. This means that there is doubt that we can continue with our proposed business operations for the next twelve months. We believe that if we do not raise at least $68,500 from our offering, we may have to suspend or cease operations within four months.

2. We have no operating history and have maintained losses since inception which we expect to continue into the future.

We were incorporated in May 2001 and only just recently commenced development of our first and only artificial intelligence software algorithm called Randomix. We have not realized any revenues to date. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $19,285. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

the performance of our software developer

our ability to develop and successfully market our software

our ability to generate ongoing revenues

our ability to reduce development and marketing costs

our ability to compete with more established software development companies

Based upon our proposed plans, we expect to incur operating losses in future periods. This will happen because there are substantial costs and expenses associated with the research, development and marketing of software. We may fail to generate revenues in the future. Failure to generate revenues will cause us to go out of business.

3. Changes in our industry may render our business plans obsolete. If we are unable to keep up with industry changes our proposed business will fail and you will lose your entire investment.

The software development industry is fast paced and rapidly changing. Our plans as they exist today may not be viable in the future. Shifts in technology, business and consumer demands, acquisition of alternative software systems by businesses and consumers, and government regulations could hinder our strategy and growth plans. If we cannot keep up with changes in the software development industry our proposed business will fail and you will lose your entire investment.

4. We face substantial competition from established and new companies in our industry. If we are unable to compete with these companies our proposed business will fail and you will lose your entire investment.

We face intense competition from established and new software development companies. We may not be able to compete effectively with these companies now or in the future. Many of our potential competitors have significantly greater financial, marketing, technical and other competitive resources, as well as greater name recognition, than we have. As a result, our competitors may be able to adapt more quickly to new or emerging technologies and changes in consumer requirements or may be able to devote greater resources to the promotion and sale of their software products. We may not be able to compete successfully with our potential and existing competitors. In addition, competition could increase if new companies enter the market or if existing competitors expand their products or services. An increase in competition could result in price reductions and loss of market share and could have a material adverse effect on our business, financial condition or results of operations. To be competitive we will need to continue to invest in engineering, research and development and sales and marketing. We may not have sufficient resources to make such investments or that we will be able to make the technological advances necessary to remain competitive. In addition, current and potential competitors have established or may in the future establish collaborative relationships among themselves or with third parties, including third parties with whom we have relationships, to increase the visibility and utility of their products and services. Accordingly, new competitors or alliances may emerge and rapidly acquire significant market share. If we are unable to compete with companies in the software development industry, our proposed business will fail and you will lose your entire investment.

5. We may experience unanticipated problems, expenses or delays in developing our software programs that may cause us to go out of business.

Our ability to successfully develop, produce and sell our software programs and to eventually generate operating revenues will depend on our ability to:

successfully develop and market our utility software products, including Randomix;

successfully continue to enhance our software products to keep pace with changes in technology and changes demanded by users of such software products; and

obtain the necessary financing to implement our business plan.

Given that we have no operating history, no revenues and only losses to date, we may not be to achieve any of these goals and we may never develop a sufficiently large customer base to be profitable.

6. We need financing from this offering to finish the development and marketing of Randomix and to implement our proposed business plan. If we do not raise at least $68,500 we will not be able to continue our proposed operations and you will lose your entire investment.

We need financing from this offering to complete the development of Randomix and to implement our proposed business plan. If we are unable to raise at least $68,500 we will not be able to undertake our proposed business operations and you will lose your entire investment. In addition, we may:

incur unexpected costs in completing the development of Randomix or encounter unexpected technical or other difficulties;

incur delays and additional expenses as a result of technology failure;

be unable to create a substantial market for our software products; or

incur significant and unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans. We will depend exclusively on outside capital to pay for the development and marketing of our software programs, including Randomix. Such outside capital may include borrowing. Capital may not be available to meet these continuing development costs or, if the capital is available, it may be on terms acceptable to us. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining loans, assuming those loans would be available, will increase our liabilities and future cash commitments. If we were unable to obtain financing in the amounts required our proposed business will fail and you will lose your entire investment.

7. We expect to experience significant and rapid growth in the scope and complexity of our proposed business as we proceed with the development and sale of our software products. If we are unable to hire staff to handle sales and marketing of our products and manage our operations, our growth could harm our future business results and may strain our managerial and operational resources.

As we proceed with the development and sale of Randomix and any future proposed software products, we expect to experience significant and rapid growth in the scope and complexity of our business. We will need to hire staff to market our products, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. If we fail to develop and implement effective systems, or hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our proposed business, or fail to manage growth effectively, our proposed business will fail and you will lose your entire investment.

8. Unless we can establish significant sales of Randomix, we will have no ability to generate revenues and you will lose your investment.

We expect that a substantial portion, if not all, of our future revenue will be derived from the sale of our one software program, Randomix. We expect that this product and its extensions and derivatives will account for a majority, if not all, of our revenue for the foreseeable future. Broad market acceptance of this software program is, therefore, critical to our future success and our ability to generate revenues. Failure to achieve broad market acceptance of this software program, as a result of competition, technological change, or otherwise, would significantly harm our business. Our future financial performance will depend on the successful introduction and market acceptance of this software program, and on the development, introduction and market acceptance of any enhancements. There can be no assurance that we will be successful in marketing this software program or any new software programs, applications or enhancements, and any failure to do so would significantly harm our business.

9. We have not competed development of Randomix and we have no contracts for the sale of Randomix if and when its development is completed. If we are unable to complete the development of Randomix and sell Randomix if and when it is completed we will not be able to generate revenues and you will lose your investment.

We have not completed the development of our first software program Randomix. The success of our proposed business will depend on its completion and the acceptance of our products by the computer and technology industry, including businesses and the general public. Achieving such acceptance will require significant marketing investment. Randomix and any other software programs we develop may not be accepted by the computer and technology industry at sufficient levels to support our operations and build our business. If Randomix and any other software programs that we develop are not accepted by the computer technology industry our proposed business will fail.

10. We will be dependent on resellers and distributors for the sale of Randomix and any future proposed software products, if any, that we develop. If we are not successful in opening our distribution channels we will not be able to generate revenues and you will lose all your investment.

We have no distribution or reseller agreements to distribute and/or bundle our software programs and we may never get any. Further, we may not be able to deliver any software programs to these companies in a timely manner or that these companies will be able to sell our software programs in volumes anticipated by us. Our growth will be dependent on our ability to expand our third-party distribution channels to market, sell and distribute our proposed software programs. While our strategy is to enter into additional agreements with resellers and distributors, we may not be able to successfully attract additional vendors to distribute our software programs. In addition, we have no experience in marketing our proposed software programs through distributors and resellers and we will have little, if any, control over our third-party distributors. We may not be successful in our efforts to generate revenue from these distribution channels, and we may not be successful in recruiting new organizations to represent us and our proposed software programs. Any such failure would result in us having expended significant resources with little or no return on our investment, which would significantly harm our proposed business.

11. Rapid technological changes in the computer software and hardware industry could render Randomix and any other software products that we develop, if any, non-competitive or obsolete and consequently affect our ability to generate revenues and become or remain profitable.

The development and sales of Randomix and any of our other proposed software programs are exposed to risks because of the rapidly changing technology in the computer software and hardware industry. Although we will engage software developers and programmers who are experienced in the utility software program market, we have no experience in developing and marketing such software programs. In addition, future advances in the computer software and hardware industry could lead to new technologies or software programs competitive with or superior to the proposed software programs provided by us, if any. Those technological advances could also lower the costs of other software programs that compete with our proposed software programs resulting in pricing or performance pressure on our software programs, which could harm our proposed business operations.

12. Unscheduled delays in development of Randomix or any of our other proposed software products, if any, or the implementation of our sales program could result in lost or delayed revenues.

Delays and related increases in costs in the development of Randomix or other proposed software products or the implementation of our sales and marketing program could result from the following causes:

delays in the development, testing and commercial release of our software programs;

delays in hiring or retaining experienced software developers and programmers;

delays in locating and hiring experienced sales and marketing professionals; and

delays caused by other events beyond our control.

We may not be able to successfully develop Randomix at all or on a timely basis and even if we do we may not be able to implement our sales and marketing program successfully or in a timely manner. A significant delay in the development, testing and commercial release of our proposed software programs or a delay in the implementation of our sales and marketing program could result in increased costs and could cause our proposed business to fail.

13. Even though we will treat our software programs as proprietary, Randomix is not protected by any patents and accordingly, if we are unable to protect our intellectual property rights, our proposed business will fail.

Although we intend to apply for copyright registration in the United States and Canada for Randomix, it is not protected by any patents. We treat all of our proposed software programs and their associated technology as proprietary. Despite our precautions taken to protect our software programs, unauthorized parties may attempt to reverse engineer, copy or obtain and use our software programs, which could cause our proposed business operations to fail.

14. The loss of the consulting services of Empire Group, and in particular, Mohanad Shurrab, who is currently our only software developer, would have an adverse impact on future development and could impair our ability to succeed.

Our performance is substantially dependent on the technical expertise and consulting services of Empire Group, a software development firm operated by Mohanad Shurrab. Our performance is also substantially dependent on our ability to continue to hire and retain such technical expertise. There is intense competition for skilled personnel, particularly in the field of software development. The loss of the services of Empire Group, and in particular, Mohanad Shurrab, could harm our proposed business operations if we are unable to hire anyone who has sufficient technical expertise to develop our proposed software programs.

15. The software industry is a highly competitive industry and some of our competitors may be more successful in attracting and retaining customers. We may not be able to compete effectively because we have not established any name recognition and because our competitors are established and have greater resources than we do.

We will encounter competition from other software companies and from an increasingly competitive computer software industry in general. The growing market for utility software programs has attracted new market participants as well as expansion by established participants resulting in substantial and increasing competition. Many of our present and future competitors in the utility software program market have substantially greater:

financial, marketing, technical and development resources;

name recognition; and

experience than we do.

Our competitors may be able to respond more quickly to new or emerging advancements in the utility software program market and to devote greater resources to the development, promotion and sale of their software programs. In addition, companies that develop operating systems could introduce new or upgrade existing operating systems or environments that include similar software programs to those that may be offered by us, which could render our proposed products obsolete and unmarketable. We may not be able to successfully compete against current or future competitors that could significantly harm our proposed business. While we believe that Randomix and any future software programs that we develop, if any, will be competitive in the utility software program market, our competitors may succeed in developing better software programs. In addition, our current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties that could increase their ability to capture a larger portion of the market share for such software programs. This type of existing and future competition could negatively affect our ability to form and maintain any agreements with distribution, reseller, bundling and marketing partners which we may establish in the future. We may be unable to compete successfully against current and future competitors, and any failure to do so will cause our proposed business to fail.

16. Our officers and directors lack experience in the software development industry and will be devoting only a fraction of their professional time to our activities. If our estimates related to expenditures are erroneous our business will fail and you will lose your entire investment.

Our officers and directors have little or no direct experience in the management or operation software development. They are relying on advice from consultants that they hire. In particular, they are relying on the assistance of Empire Group, and Mohanad Shurrab, for the development of Randomix. In the future we will be required to recruit management with more expertise in the software development industry and we may be unable to do this. In the mean time, our current officers and directors will be devoting only approximately 5% of their professional time to our operations. Our management's lack of experience and devotion of time may make us more vulnerable than others companies to certain risks, and it may also cause us to be more vulnerable to business risks associated with errors in judgment that could have been prevented by more experienced management. In particular, if management's estimates of expenditures are erroneous our business will fail and you will lose your entire investment. Our management's lack of previous experience may harm our operations or cause us to go out of business.

17. The risk that you could lose all of your investment increases with any shortfall of the $200,000 maximum amount that we are trying to raise in this offering. We will close this offering in 90 days even if we raise only a nominal amount. We need a minimum of $25,000 to cover our offering expenses.

Even if we raise the entire $200,000 maximum amount we are trying to raise in this offering you could lose all of your investment if we do not have enough money to implement and complete our proposed business operations. The risk that you could lose all of your investment increases with any shortfall of the $200,000 maximum amount that we are trying to raise in this offering. Your risk increases because if we raise less money it would be more likely that we will not have sufficient funds to implement or complete our proposed business operations. We will close this offering in 90 days even if the amount we raise only a nominal amount and we will not refund any money we raise. We need a minimum of $25,000 to cover our estimated offering expenses. We may not even be able to raise this amount. If we are not able to raise sufficient funds to cover our estimated operating expenses and implement and complete our proposed business operations we will go out of business and you will lose your entire investment.

18. Because our directors have foreign addresses this may create potential difficulties relating to service of process in the event that you wish to serve them with legal documents.

Neither of our current directors and officers have resident addresses in the United States. They are both resident in Canada. Because our officers and directors have foreign addresses this may create potential difficulties relating to the service of legal or other documents on any of them in the event that you wish to serve them with legal documents.

19. We owe one of our officers and directors a substantial amount of money that he is entitled to demand at any time and if he demands repayment of the amount we owe him it may compromise our business operations and you could lose your entire investment.

Our Secretary, John Carl Guterres, has loaned us a total of $20,575 for payment of all of our expenses to date in exchange for a promissory note in that amount plus interest. Under the terms of the promissory note Mr. Guterres is entitled to demand repayment at any time. If Mr. Guterres demands repayment of the money owed to him before we are in a position to pay it this may harm our proposed business operations and you may lose your investment.

RISKS ASSOCIATED WITH THIS OFFERING:

20. There is no minimum number of shares that must be sold and we will not refund any funds to you.

There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to complete the development and marketing of our first and only software algorithm, Randomix. No money will be refunded to you under any circumstances.

21. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty in reselling your shares and may cause the price of the shares to decline.

Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale to you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

22. Because Messrs. Guterres and Lawson will own more than 50% of the outstanding shares after this offering, they will be able to decide who will be the directors and you may not be able to elect any directors.

Even if we sell all 2,000,000 shares of common stock in this offering, Messrs. Guterres and Lawson will still own 2,500,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Messrs. Guterres and Lawson will be able to elect all of our directors and control our operations.

23. You are risking up to $200,000 to fund our proposed operations and if we fail you will lose all of your investment.

You will be providing up to $200,000 to fund our proposed operations. As a result, if we cease proposed operations for any reason, you will lose your entire investment.

24. Messrs. Guterres and Lawson's control prevents you from causing a change in the course of our operations.

Because Messrs. Guterres and Lawson will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power.

25. If our proposed operations fail for any reason, you will lose your entire investment.

You will be providing all of the cash for our proposed operations. As a result, if our proposed operations fail for any reason, you will lose your entire investment.

26. There is no public trading market for our common stock, so you may be unable to sell your shares.

There is currently no public trading market for our common stock. A market may never develop for our common stock. If a market does not develop, it will be very difficult, if not impossible for you to resell your shares.

27. Sales of common stock by our officers and directors will likely cause the market price for the common stock to drop.

A total of 2,500,000 shares of stock were issued to our two officers and directors. They paid an average price of $0.001 per share. Subject to the restrictions described under "Future Sales by Existing Stockholders" on page 32 of this prospectus, they will likely sell a portion of their stock if the market price goes above $0.10. If they do sell there stock into the market, the sales may cause the market price of the stock to drop.

CAUTIONARY STATEMENT REGARDING FORWARDING-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Such factors include, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.

USE OF PROCEEDS

The net proceeds to us after deducting offering expenses of $25,000 will be $175,000 if all of the shares are sold. The first $25,000 raised will be used for offering expenses. We will use the net proceeds as follows:

Amount raised:	$25,000	$100,000	$150,000	$200,000

Allocation
Offering expenses	$25,000	$25,000	$25,000	$25,000
Software development and marketing costs	$0	$68,500	$118,500	$168,500
Working capital	$0	$6,500	$6,500	$6,500

Software development and marketing costs are the expenditures we plan to make in connection with the completion of the development and marketing of our first artificial intelligence software algorithm, Randomix. Direct Costs associated with the development and marketing of the Randomix software include the following:

(1) Randomix Development Costs of $45,000 - this amount includes all fees payable to the Empire Group for development of the algorithm code for Randomix including the following:

a. Phase 1 Preliminary Systems Analysis - $5,000 - this amount is for a preliminary systems and integrative analysis of the Randomix algorithm.

b. Phase 2 Training - $5,000 - this includes all expenses for training in respect of the use and operation of the Randomix algorithm

c. Phase 3 System External Design - $10,000 - this includes all expenditures necessary for the design of external features of the Randomix algorithm as applied in its first Internet application, the Domain Name Generator.

d. Phase 4 System Internal Design - $20,000 - this includes all expenditures necessary for internal code and design of the Randomix algorithm.

e. Phase 6 System Implementation and Testing - $5,000 - this includes costs of implementing and testing the Randomix software algorithm.

(2) Marketing Costs of $55,000 - this includes all expenses for the marketing and sales of the Randomix algorithm.

(3) Development and Marketing Costs of $100,000 for Subsequent Software Algorithms

We expect that costs directly related to integration of our algorithms, including Randomix, will be passed onto our prospective clients. For development of subsequent software algorithms, we intend to employ student programmers (co-ops) to secure the most up-to-date skills on the market and the lowest possible cost. Research & Development costs will be a combination of contract and outsourced software developers, such as Mohanad Shurrab of Empire Group. New algorithms or upgrades to any algorithms we develop will be brought to market every 9 months. Equipment and software upgrades will take place every 12 months to keep up to date with industry standards. Any programming staff that we hire will be trained every 6 months starting in the second year to keep them current with the latest technical skills necessary to produce leading-edge algorithms.

Please see "Risk Factors" starting at page 6 and, in particular, see Risk Factor number 16 regarding our management's lack of experience in software development.

If we raise less than $25,000 in this offering we may not be able to pay our offering expenses and we will not be able to commence the development of our first Artificial Intelligence software algorithm, Randomix. If we are unable to commence the development of Randomix, we will not be able to continue our proposed business operations. If we raise $50,000 we expect that we will be able to pay our offering expenses and commence the development of Randomix but we will not be able to complete its development and we will have to cease operations unless we can raise more financing from other sources. If we raise $100,000 we expect that we will be able to complete the development of Randomix but we will not be able to market the software. If we raise $150,000 or more we will be able to pay our offering expenses, pay the costs associated with the complete development of Randomix and market the software. We are not going to spend any sums of money or pay any more costs of software development until this offering is completed.

Working capital is the cost related to operating our office. We estimate that $68,500 of working capital will last our company one year. The amount includes sufficient funds for one year's worth of rent under our sublease agreement with Alpha Beta Developments Ltd. Our monthly rent is $500, and includes telephone and utilities, printing, faxing, high-speed Internet service and the shared use of secretarial services two days per week. We have allocated the remaining $500 of working capital for miscellaneous administrative expenses such as office supplies, postage and delivery charges that we may incur during the year.

We have allocated a wide range of money to pay costs of software development. That is because we do not know how much will ultimately be needed to fund these costs. If we successfully develop and market Randomix then our development costs in respect of Randomix will cease. However, we will then start to incur costs in the development of subsequent software algorithms.

While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgement of our board of directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

our lack of operating history

the proceeds to be raised by the offering

the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders our relative cash requirements

the price we believe a purchaser is willing to pay for our stock

See "Plan of Distribution; Terms of the Offering."

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares new investors purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of August 9, 2001, the net tangible book value of our shares of common stock was a deficit of ($16,785) or approximately NIL per share based upon 2,500,000 shares outstanding.

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 4,500,000 shares to be outstanding will be $183,215, or approximately $0.04 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.04 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.04 per share.

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 4,000,000 shares to be outstanding will be $133,215, or approximately $0.03 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.03 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.03 per share.

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 3,500,000 shares to be outstanding will be $83,215, or approximately $0.02 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.02 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.02 per share.

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 3,000,000 shares to be outstanding will be $33,215, or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.01 per share.

After completion of this offering, if 2,000,000 shares are sold, new investors will own approximately 44% of the total number of shares then outstanding for which new investors will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 56% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totalling $2,500, or approximately $0.01 per share.

After completion of this offering, if 1,500,000 shares are sold, new investors will own approximately 37% of the total number of shares then outstanding for which new investors will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 63% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totalling $2,500, or approximately $0.01 per share.

After completion of this offering, if 1,000,000 shares are sold, new investors will own approximately 28% of the total number of shares then outstanding for which new investors will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 62% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totalling $2,500, or approximately $0.01 per share.

After completion of this offering, if 500,000 shares are sold, new investors will own approximately 17% of the total number of shares then outstanding for which new investors will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 83% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totalling $2,500, or approximately $0.01 per share.

The following table compares the differences of new investors' investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS
Price per share	$0.001
Net tangible book value per share before offering	$NIL
Net tangible book value per share after offering	$0.04
Increase to present stockholders in net tangible book value per share after offering	$0.004
Capital contributions	$2,500
Number of shares outstanding before the offering	2,500,000
Number of shares after offering held by existing stockholders	2,500,000
Percentage of ownership after offering	56%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD
Price per share	$0.10
Dilution per share	$0.06
Capital contributions	$200,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	44%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD
Price per share	$0.10
Dilution per share	$0.07
Capital contributions	$150,000
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	37%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD
Price per share	$0.10
Dilution per share	$0.08
Capital contributions	$100,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	28%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD
Price per share	$0.10
Dilution per share	$0.09
Capital contributions	$50,000
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	17%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we choose to do so.

There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

We will sell the shares in this offering through John Carl Guterres, one of our officers and directors. Mr. Guterres will contact individuals and corporations with whom he has an existing or past pre-existing business or personal relationship and will attempt to sell them our common stock. Mr. Guterres will receive no commission from the sale of any shares. Mr. Guterres will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Guterres has not sold and will not sell our securities during the periods described, except pursuant to this offering. Mr. Guterres is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Guterres is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Guterres has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Guterres intends to contact persons with whom he had a past or has a current personal or business relationship and solicit them to invest in this offering.

Only after the SEC declares our registration statement effective, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and in a possible investment in the offering.

Offering Period and Expiration Date

This offering will commence on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

execute and deliver a subscription agreement;

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "AI SOFTWARE INC."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Regulation M

Our officers and directors will not be purchasing any of the shares of common stock offered by us in this offering. We and our distribution participants will comply with the provisions of Regulation M. Other than the foregoing, no consideration has been given to the compliance of Regulation M of the Exchange Act. Regulation M is intended to preclude manipulative conduct by persons with an interest in the outcome of an offering, while easing regulatory burdens on offering participants.

BUSINESS

General

The company was incorporated in the State of Nevada on May 11, 2001. The company filed its Initial List of Officers and Directors with the Nevada Secretary of State and commenced its proposed operations on July 1, 2001. We maintain our statutory registered agent's office at 502 East John Street, Carson City, Nevada, 89706 and our business office is located at #1208 - 1030 West Georgia Street, Vancouver, British Columbia, Canada V6E 4Y3. Our telephone number is (604) 662-7900. Our offices are leased from Alpha Beta Developments Inc. on a month-to-month basis and our monthly rental is $500.

Background

On July 1, 2001 we entered into a software development agreement with Empire Group, a software development firm operated by Mohanad Shurrab, which specializes in the development of artificial intelligence software. Pursuant to the terms of the software development agreement, Empire Group will develop the software algorithm code for our first artificial intelligence software, called "Randomix." Under the terms of the agreement, we are required to pay a total of $45,000 in 10 equal instalments of $4,500 to Empire Group for the development of the Randomix algorithm code. To date, our Secretary, John Carl Guterres, has paid one instalment under the agreement, in the amount of $4,500, in exchange for a demand promissory note which includes this amount and other expenses Mr. Guterres has paid on our behalf. We intend to use the funds raised in this offering, if any, for completion of all development expenses and marketing costs in connection with the Randomix algorithm. If we are able to, we will then commence the development of subsequent software algorithms. We have not yet completed the development of any of our proposed artificial intelligence software algorithms, including Randomix.

Artificial Intelligence and The Randomix Program

Our proposed business plan is premised on our view that artificial intelligence will be revolutionary in computer programming technology and that all areas of the computer, Internet, robotics, and games industries are potential users of this technology. Our mission is to strategically position ourselves to become a leader in the development of artificial intelligence technology. Our first artificial intelligence algorithm, Randomix, will use pattern recognition to enable various segments of the Internet market. For its initial application, Randomix will be integrated into a domain name creation engine to assist in the increasingly difficult task of finding an appropriate domain name from the ever-decreasing available supply. Many operators in the marketplace offer assistance in creation and registration of domain names. However, we believe that none have a selection engine providing the meaningful assistance that Randomix is intended to provide. Our proposed "Domain Name Creation and Registration" site will be intended to provide a superior service for domain name selection. At present, we believe that there are approximately 40,000 domain names registered per day. We will attempt to secure at least 5% of that business, or 400 customers a day, as a result of the superior service that we believe Randomix will provide. We expect that demand for domain names will grow over the next several years and that as a result we will experience a continual increase in our customer base. We anticipate that revenue will be derived from the Domain Name Creation and Registration site through the following sources:

Application of a user fee incorporated into the standard registration fee charged for reservation of a domain name.

On-line advertising from the posting of dynamic banner ads and commercials on the site.

We estimate that, on the basis of an average user fee of $4 per registration and an anticipated throughput of 2000 registrations per day, we will obtain substantial direct revenues from the development and sale of Randomix.

Revenue from other applications of our current or future algorithm technologies include direct sales of various software packages and licensing of its executable code.

Marketing efforts for our software will be customized to obtain the best results for money expended on advertising and promotion. The domain name generator site will depend mostly on on-line advertising, with banner ads being strategically placed on key sites and home pages to attract maximum viewing. Direct sales efforts will be aimed at key companies we believe would benefit from licensing the executable code. Any software packages developed by us for the "business to business" and "business to consumer" market will be sold directly through our proposed homepage.

On July 1, 2001 we commenced our proposed operations to develop Randomix for use in a variety of applications within the Internet industry. Randomix focuses on pattern recognition, whereby it analyses data based on criteria predetermined by the user and identifies trends or other relevant data matching the criteria. We believe that the software will have wide reaching application potential, including the creation of a domain name creation engine to facilitate the increasingly difficult selection of suitable domain names, or a similar application in the creation of an engine to create and select character names for role-playing game sites.

Creation of new algorithm designs through on-going research and development will greatly expand the opportunities for us. Through our pursuit of new business development, we will attempt to focus our attention on mass-market opportunities.

Revenue Streams

We intend to target four primary revenue streams in the operation of our proposed business:

"Pay per use" fees from any e-commerce applications directly operated by us such as the proposed Domain Name Creation & Registration Service

Direct Sales of software developed through the application of algorithms which we develop

Advertising fees from active banner ads and commercials featured on any of our proposed owned web sites

Licensing of its our executable code for hardware or software integration in non-competing 3rd party vendor applications

The Market Opportunity - Artificial Intelligence

We believe that companies have been searching for years to produce economic and effective artificial intelligence to enhance effectiveness of a very broad range of information technology, control or data related functions. By integrating artificial intelligence algorithms into applicable control systems, machines can, to varying degrees, be programmed to "learn" from data they encounter and to customize their reaction thereto in order to become more effective. Security, voice or handwriting recognition, search engines, games and robotics are but a few applications that we believe can be greatly improved through the use of artificial intelligence. We believe that advances in the artificial intelligence field are now enabling functions that previously were only a matter of science fiction and that greater things are yet to be developed for the benefit of mankind. It is our view that companies that achieve success in the development of this technology will reap the benefits of being pioneers in a tremendous opportunity.

The Shortage of Usable Domain Names

As the Internet has evolved during the last few years, the rush to secure suitable domain names has quickly absorbed the most obvious choices, making it increasingly difficult for operators to find names germane to the content or purpose of their new web sites. With an estimated 40,000 new domain names being registered every day, we believe this problem is increasing on an exponential basis, forcing greater creativity in the invention of new names not otherwise found in any dictionaries of the World.

We believe that the current complexity of the previously simple task of choosing a suitable domain name creates a major challenge as more and more companies endeavour to establish Internet presence. The domain name is an important first step in creating a new brand image, whether for a specific product or a corporation as a whole. To catch the attention of a consumer, a brand name must be catchy enough to be easily remembered. We believe that there are currently no sites on the Internet offering meaningful help in finding or inventing such names, thus leaving us with an opportunity.

To facilitate name selection appropriate to the content of our prospective clients' web sites, Randomix will be utilized within our proposed Domain Name Search & Registration web site to list available names or newly invented names in line with criteria provided by each new registrant.

Progressive Application of the Technology - Game Sites

If Randomix becomes established in its initial Domain Name Generation application, we intend to seek similar applications to which the engine can be adapted. The growing popularity of multi-player games on the web offers an obvious target market.

The proliferation of game participants, especially in those games in which the participants assume a role, has created a need for game sites to be able to quickly create unique, yet theme-related names for each player. Although players have the option of suggesting their own user name, the popularity of Internet games has made the selection of "original" names most difficult, creating an opportunity that we believe could be easily fulfilled through the application of Randomix in providing a choice of available and hopefully original "User Names" for the players.

The software solution that we intend to develop will allow game sites to customize the selection or invention of unique names in-line with the theme of the game, thus enhancing the players' sense of individuality in their participation.

Target Market

Our proposed Domain Name Creation & Registration web site will be specifically targeted towards those entities or individuals wishing to establish a notable presence on the Internet, but who are constrained by the use of their initial name choices using other registrants. Of the estimated 40,000 new domain registrations that we believe occur each day, we are conservatively aiming to capture 5% of that market, or 2000 new registrations.

Application of the Randomix algorithm in the selection of new user names for Internet game sites is a smaller market opportunity, but since it will use identical application technology to the Domain Name service, it is a logical progression as the next target market.

As we improve the capabilities of the Randomix algorithm and develop new algorithm designs, we intend to focus on a wider range of applications in both the Business-to-Business and Business-to-Consumer markets. The majority of businesses in the Information Technology, Internet of Game industries could derive benefits from Artificial Intelligence enhancements to their systems.

Business Objectives & Milestones

Our goal is to develop valuable applications for our proposed Randomix artificial intelligence algorithm and to secure a profitable market share for our technology. Our strategy for achieving this goal includes the following core elements.

Markets - Our initial focus will be on the development and marketing of the Domain Name Generator. Once the Domain Name Generator has been established in the proposed registration web site, we will seek similar applications such as the creation of unique "User IDs" for the online game market. As future generations of the algorithm or new algorithm designs are developed, we intend to research and pursue more sophisticated Artificial Intelligence applications according to the needs of the market. We envisage that the new fields of our endeavors will include advanced voice recognition, data mining, computer security and process control applications.

Technology - If we secure our initial financing, we will complete the development of the Randomix algorithm. We also intend to maintain a meaningful research and development program to remain on the competitive edge of the Artificial Intelligence field.

Services - Since many future applications of our code will require integration into the circuitry of products produced by client companies, we recognise that our market strategy must be predominantly relationship oriented. We therefore intend to be aggressive in building and maintaining contacts within its target markets.

Operations - We will need to recruit a management team with complementary experience in the technical and the business side of software development and marketing. We will be project-oriented in our staffing, optimizing our mix of full-time and contract technicians according to need.

KEY SUCCESS FACTORS

Strategic Relationships

We believe that it will be important for us to build relationships with key software and hardware producers in order to piggyback on their existing customer bases. However, we intend to remain independent in order to take advantage of the broadest possible range of market opportunities within our capability.

Aggressive Expansion Strategy

Although still in its infancy, we believe that the Artificial Intelligence field is recognized for its great potential and is therefore quickly attracting new players. In order to establish our self as a leader in the field, we will adopt an aggressive expansion strategy, exploiting the full potential of our proposed algorithm at each step of its evolution in order to maximize the returns on our investment in the technology.

Brand Recognition

We will aggressively promote our company name and proposed products to secure recognition ahead of our competition in the Artificial Intelligence field as an important and trusted solutions supplier.

Customer Focus & Service

In order to maintain customer loyalty in the long-term, we will endeavor to fulfill our potential customers' needs on a timely basis and maintain a good rapport with key individuals within those organizations.

Skilled Management Team

We intend to expand our current management to retain skilled directors, officers and employees with experience relevant to our business focus. Obtaining the assistance of individuals with in-depth knowledge of operations, technology and markets will allow us to build market share more effectively than a company with inexperienced management.

To complement our management team, we intend to continue to establish an Advisory Board comprised of individuals experienced in field of Artificial Intelligence software. The initial member of our Advisory Board is Mr. Mohanad Shurrab. Mr. Shurrab operates a software development firm called Empire Group. We have entered into a software development agreement with Empire Group for the development of the Randomix code. Mr. Shurrab has a Bachelor of Engineering Degree and a Master of Engineering Degree in Electronics & Computer Science from Sussex University in the United Kingdom. Mr. Shurrab brings a wealth of knowledge in various programming languages and systems, and experience in back-end and front-end programming and design in the areas of WANs/LANs, Internet and Artificial Intelligence. While at Sussex University, Mr Shurrab successfully designed and built an experimental communications link between multiple PCs versatile enough to handle multiple protocols. Mr. Shurrab worked as an engineer at Nortel Networks where he participated in the development and upgrading of a back-plane system for a high-speed telecommunications switch. As a software engineer with Infotouch Technologies Corp., he aided in the development of large-scale distributed Internet kiosk networks software with automated maintenance systems. With his current position at X-Wave, Mr. Shurrab is helping to develop an Aircraft Tactical Mission Trainer.

COMPETITIVE ANALYSIS

Barriers to Entry

There are several barriers to entry in the Artificial Intelligence market, which will help reduce potential competition. These are

AI Technology - There are many different levels of sophistication of Artificial Intelligence technology. The level of this sophistication directly impacts a company's ability to produce useful applications. A company lacking superior artificial intelligence technology will be at a substantial disadvantage to those companies with sophisticated technology. We do not have the most sophisticated artificial intelligence technology, but we believe that our technology will superior enough to allow us to complete in the industry.

Brand Recognition - A product with a well-recognized brand name will succeed against a less recognized competitor. Because we intend to be one of the first companies in the field, we believe we will have the opportunity to establish our brand name and gain customer loyalty.

Direct Competition - The following discusses the direct competition related to our first application of the Randomix algorithm in our proposed Domain Name Creation and Registration site.

Currently we are not aware of any on-line directories, name indexes or other records that help in the search for usable domain names. Although access to the domain name registration database is available on the Internet at no cost, we believe current access providers offer no guidance in name selection, but only assist in the determination of whether a name has been already registered.

Several Internet sites have attempted to implement primitive domain name generation solutions (e.g. axior.com, twisted.com, and nameboy.com). However, we believe that even the most capable of the existing solutions are of little value. We believe that the deficiencies of some of these sites are:

Apart from keywords, they do not accept meaningful criteria from user

They do not generate acronyms

They do not generate concatenations

The only solution that offers prefix capability is very poor in its implementation, offering only a limited number of prefixes, haphazardly placed and lacking consistency

They do not handle suffixes

Most do not interpret digits or dashes and those that do offer completely unimaginative haphazard and inconsistent placement thereof. In short, for the most part, they only generate different permutations of the given keywords.

Overall Competitive Advantage - We believe that our proposed Domain Name Creation and Registration website will be superior to any similar site which currently exists. The proposed site will assist a user in creating domain names by allowing him to enter a wider selection of criteria germane to the function of his proposed site.

MARKETING PLAN

Brand Equity

We chose our name to directly reflect our core purpose and because we believe it will be easily remembered in the increasingly competitive software market. As with Randomix, any Artificial Intelligence algorithm developed by us will be given a distinctive name relevant to its function and that will become quickly recognizable in the market.

Advertising

We intend to use our proposed web site as the primary medium to sell our products. We will place banner advertising on the home pages of relevant business and consumer ISPs to draw attention to our site.

We intend to produce promotional material for direct marketing to the companies targeted for third party licensing of our algorithms.

Some advertising may be featured in relevant technical journals, but since the algorithm has no mass consumer appeal, no mass advertising campaign will be required.

Viral Marketing

We believe that word of mouth advertising is often the most effective form of advertising. However, it can also prove the most damaging if a company fails to deliver excellent customer service. We will strive to ensure that we excel in regard to this important facet of our operation.

Sales

We intend to focus our sales efforts on penetrating those businesses that would benefit from each evolutionary development of our proposed algorithm.

Pricing

We intend that our proposed Domain Name Creation and Registration website will be priced in line with other registration sites on the Internet. Although we intend to offer a superior service, we also intend to offer a competitive package to avoid any prospective customers from utilizing the name creation engine for name selection and subsequently registering their domain with our competition.

Legal

Although we treat our business concepts as proprietary and we intend to treat all of our proposed software algorithms similarly, we have not obtained any copyrights, patents or trademarks in respect of our intellectual property. We intend to obtain all necessary copyrights, patents or trademarks, as applicable, in both the United States and Canada, when we are in a position to do so.

TIMELINE

The following sets out the timeline of our proposed operations over the next three years.

Year 1

Secure shared office space to minimize rent

Develop the Randomix algorithm and establish our proposed Domain Name Creation and Registration web site to market by Month 7

Commence development prospects for third party applications for the Randomix algorithm. Employ first sales person for license sales in Month 9. Develop marketing efforts (promotional materials) to assist the sales person.

By Month 11 secure first third party vendor license (e.g. game sites, other Domain Name Registration Sites) for executable code.

Aim to secure at least 1 new license every month for the Randomix algorithm until next generation algorithm is released.

Start research and development work for modification of the Randomix software and development of new designs for enhanced, next-generation algorithms starting in Month 8, aimed at specific mass-market opportunities

Expand into new premises by Month 11

Year 2

Hire a second sales person starting in Month 13

Develop advertising campaign similar to Intel promoting different levels of algorithms.

By Month 18 finish development of second-generation algorithm for license to third party vendors

Hire third sales person starting in Month 17

Year 3

By Month 27 finish development of next-generation algorithm for license to 3rd-party vendors

After introduction of third generation algorithm in Month 36, discontinue active advertising efforts promoting first-generation Randomix algorithm.

We require financing from this offering for the purpose of developing and marketing of the Randomix software necessary to fulfill our objectives.

Employees and Employment Agreements

At present, we no employees, other than Messrs. Guterres and Mr. Lawson, our officers and directors, who have received no compensation to date. Messrs. Lawson and Guterres, do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employees.

We have entered into a consulting agreement with Empire Group for the development of the Randomix software algorithm code for $45,000. Empire Group is a software development firm operated by Mohanad Shurrab and is an independent contractor not our employee.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

We are a start-up, software development company and have not yet generated or realized any revenues from our proposed business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated unless and until we complete the development and marketing of our proposed software algorithm, Randomix. Accordingly, we must raise cash from sources other than the sale of software programs. Our only other source for cash at this time is investments by others in our company. We must raise cash in order to implement our project and stay in business.

In order to meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied first to our offering expenses and then to pay ongoing software development and marketing costs. If we do not raise all of the money we need from this offering, we will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officers or others. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Limited Operating History; Need for Additional Capital

There is no historical financial information about our company upon which to base an evaluation of our performance. We are a start-up software development company and have not generated any revenues from our proposed operations so far. We may not be successful in our proposed business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development of our interests, and possible cost overruns due to price and cost increases in services.

We are seeking equity financing in this current offering in order pay our ongoing costs of software development and marketing.

We have no assurance that future financing will be available to us on acceptable terms. If such financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

From Incorporation on May 11, 2001

We are a start-up software development company. We were incorporated in the State of Nevada on May 11, 2001. The company filed its Initial List of Officers and Directors with the Nevada Secretary of State and just recently commenced proposed operations. We maintain our statutory registered agent's office at 502 East John Street, Carson City, Nevada, 89706 and our business office is located at #1208 - 1030 West Georgia Street, Vancouver, British Columbia, Canada V6E 4Y3. Our telephone number is (604) 662-7900. Our offices are leased from Alpha Beta Developments Inc. on a month-to-month basis and our monthly rental is $500.

We have not completed the development of any software programs. On July 1, 2001 we entered into a software development agreement with Empire Group, a software development firm operated by Mohanad Shurrab, which specializes in the development of artificial intelligence software. Pursuant to the terms of the software development agreement, Empire Group will develop the software algorithm code for our first artificial intelligence software, called "Randomix." Under the terms of the agreement, we are required to pay a total of $45,000 in 10 equal instalments of $4,500 to Empire Group for the development of the Randomix algorithm code. To date, our Secretary, John Carl Guterres, has paid one instalment under the agreement, in the amount of $4,500, in exchange for a demand promissory note which includes this amount and other expenses Mr. Guterres has paid on our behalf. We intend to use the funds raised in this offering, if any, for completion of all development expenses and marketing costs in connection with the Randomix algorithm. If we are able to, we will then commence the development of subsequent software algorithms. We have not yet completed the development of any of our proposed artificial intelligence software algorithms, including Randomix.

Please see "Risk Factors" starting at page 6 and, in particular, see Risk Factor number 16 regarding our management's lack of experience in software development.

We have not earned any revenues to date. We may never earn any revenues. Any revenues that we do earn, if any, we expect to arise from the following sources:

"Pay-per-use", on-line advertising, and licensing of the algorithm to third party software developers.

Prospective clients registering on our proposed Domain Name Creations and Registration web site will be based on 5% of the 40,000 people that register domain names per day on the web.

Hits on any advertisements that we place on our proposed web site.

Licensing of the executable algorithm code to third party vendors. We anticipate charging approximately $20,000 per license to utilize our executable code (medium to large-scale applications). Total license fee will be required prior to installation within the third party application.

Since inception, we have used our common stock to raise money and for corporate expenses. Net cash provided by debt and equity financing activities from inception on May 11, 2000 to August 9, 2001 was $23,075 as a result of proceeds received from short-term loans and advances.

Background

On July 1, 2001 we entered into a software development agreement with Empire Group, a software development firm operated by Mohanad Shurrab, which specializes in the development of artificial intelligence software. Pursuant to the terms of the software development agreement, Empire Group will develop the software algorithm code for our first artificial intelligence software, called "Randomix." Under the terms of the agreement, we are required to pay a total of $45,000 in 10 equal instalments of $4,500 to Empire Group for the development of the Randomix algorithm code. To date, our Secretary, John Carl Guterres, has paid one instalment under the agreement, in the amount of $4,500, in exchange for a demand promissory note which includes this amount and other expenses Mr. Guterres has paid on our behalf. We intend to use the funds raised in this offering, if any, for completion of all development expenses and marketing costs in connection with the Randomix algorithm. If we are able to, we will then commence the development of subsequent software algorithms. We have not yet completed the development of any of our proposed artificial intelligence software algorithms, including Randomix.

The Randomix Project

Our proposed business plan is premised on our view that artificial intelligence will be revolutionary in computer programming technology and that all areas of the computer, Internet, robotics, and games industries are potential users of this technology. Our mission is to strategically position ourselves to become a leader in the development of artificial intelligence technology. Our first artificial intelligence algorithm, Randomix, will use pattern recognition to enable various segments of the Internet market. For its initial application, Randomix will be integrated into a domain name creation engine to assist in the increasingly difficult task of finding an appropriate domain name from the ever-decreasing available supply. Many operators in the marketplace offer assistance in creation and registration of domain names. However, we believe that none have a selection engine providing the meaningful assistance that Randomix is intended to provide. Our proposed "Domain Name Creation and Registration" site will be intended to provide a superior service for domain name selection. At present, we believe that there are approximately 40,000 domain names registered per day. We will attempt to secure at least 5% of that business, or 400 customers a day, as a result of the superior service that we believe Randomix will provide. We expect that demand for domain names will grow over the next several years and that as a result we will experience a continual increase in our customer base. We anticipate that revenue will be derived from the Domain Name Creation and Registration site through the following sources:

Application of a user fee incorporated into the standard registration fee charged for reservation of a domain name.

On-line advertising from the posting of dynamic banner ads and commercials on the site.

We estimate that, on the basis of an average user fee of $4 per registration and an anticipated throughput of 2000 registrations per day, we will obtain substantial direct revenues from the development and sale of Randomix.

Revenue from other applications of our current or future algorithm technologies include direct sales of various software packages and licensing of its executable code.

Marketing efforts for our software will be customized to obtain the best results for money expended on advertising and promotion. The domain name generator site will depend mostly on on-line advertising, with banner ads being strategically placed on key sites and home pages to attract maximum viewing. Direct sales efforts will be aimed at key companies we believe would benefit from licensing the executable code. Any software packages developed by us for the "business to business" and "business to consumer" market will be sold directly through our proposed homepage.

We have secured the assistance Empire Group, a software development firm operated by Mohanad Shurrab, to complete the development and marketing of the Randomix algorithm. Mr. Shurrab has also agreed to be a member of our initial Board of Advisors.

We require financing from this offering for the purpose of developing the software necessary to fulfill our objectives.

Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 2,500,000 shares of common stock through a Section 4(2) offering on July 9, 2001. This was accounted for by payment of cash of $2,500.

Our material commitments for capital expenditures include offering expenses in the estimated amount of $25,000. We require funds from this offering to pay all of these costs. However, any administrative or other costs such as legal and accounting fees, rent, printing, phone services and so forth which must be paid prior to completion of this offering will be paid by the directors in the form of short-term advances on behalf of the company.

Our remaining material commitments for capital expenditures are the ongoing costs in respect of our the development and marketing of the Randomix software algorithm. We need proceeds from this offering to pay these ongoing costs. We anticipate needing $45,000 to pay for the development of the Randomix software algorithm code. If we cannot pay this amount we will not be able to complete development of the Randomix algorithm and we will go out of business. We expect to incur costs of approximately $50,000 to market the Randomix software. We expect to incur costs of approximately $68,500 for purposes of research and development with respect to subsequent software algorithms. We require proceeds from this offering to pay for these costs and if we are not able to pay these amounts we will go out of business

If we do not raise at least $68,500 in this offering we will not be able to complete the development and marketing of the Randomix software algorithm and we will go out of business. Please see the "Risk Factors" numbered 6, 14, and 17.

As of August 9, 2001, our total assets were $2,500 and our total liabilities were $20,575.

MANAGEMENT

Officers and Directors

Each of our directors is elected by the Stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:

Name and Address:	Age:	Position(s):
Harvey M.J. Lawson 464 Somerset St. North Vancouver, BC Canada, V7N 1G3	53	President, Treasurer and member of the Board of Directors
John Carl Guterres 1408 - 1327 East Keith Rd. North Vancouver, BC Canada, V7J 3T5	56	Secretary and member of the Board of Directors

The persons named above have held their offices/positions and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Harvey M.J. Lawson has been our President, Treasurer and a member of our board of directors since inception. Mr. Lawson has devoted approximately 5% of his professional time to our business and intends to continue to devote this amount of time in the future.

2001 to present: Golden Fortune Investment Ltd. - Vice President Strategic Planning

1998-2001: Ameridian Ventures Inc. - CFO, Corporate Secretary, Director

2000 to present: Litewave Corporation - Corporate Secretary, Director

1999: Habanero Resources Inc. - Corporate Secretary, Director

1998-1999: SRR Mercantile - Director, Vice President

1996-1998: C.E. Securities - Independent Financial Planner: Securities and Life Insurance licensed.

1995-1996: THE Financial Planning Group: Licensed to sell Mutual Funds, Life Insurance.

1994-1995: MemberCARE Financial Services: Financial Adviser, Wealth Management: Protection, Accumulation, Conservation, Distribution. Licensed to sell Mutual Funds and Insurance products

1993-1994: Metropolitan Life: Licensed Representative. Financial Services, Life Insurance, Estate Planning.

1988-1993: British Columbia Institute of Technology:

1978-1985: Financial Management Faculty. Courses taught: Accounting, Finance, Insurance, Working Capital Management, Computerized Accounting, Finance Reports, Credit, Investment and Estate Planning.

Hong Kong Polytechnic: Department of Accountancy, Principal Lecturer. Member of Steering Group of proposed MBA and BA Accounting Degrees. Consultancy Activities: Warwick University, MBA distance learning programme Henley Management College, Management Diploma Hong Kong Management Assoc, Diploma in Mgmt Studies Inchcape Group, Strategic Planning Consultant. National University of Singapore: School of Building and Estate Management, Senior Lecturer. Course coordinator for Finance: Subject Leader; Real Estate Finance, Finance and Accounts. Member of several Faculty & Department Committees.

Insurance Corporation of British Columbia: Senior Financial and Economic Analyst, Department of Rating and Research. Preparation of annual rate recommendations. Corn Products (U.K.) Ltd., London: Planning and Information Manager, Marketing Information Manager. Preparation of financial reports. Erna Low Ski Travel: Self-employed Consultant. British Leyland Truck Division: Consultant. British Road Services Ltd.: London, Cardiff, Birmingham - Management Trainee, Marketing Development Executive. ICI, London: Accounts Clerk.

Canadian Securities Course (Honours), Conduct & Practices, Life Insurance, Level II, Mutual Funds Course

1972-1974: MBA from MANCHESTER BUSINESS SCHOOL - Business Finance, Financial Management, Management Accounting, Statistics, Corporate Planning, Marketing, OB.

1967-1970: B.Sc.Econ. (Hons.) from LONDON UNIVERSITY - Economics, Economic Geography, Philosophy.

1961-1966: GCE Advanced Level at GLYN GRAMMAR SCHOOL, EPSOM - Economics, Geography, Constitution.

John Carl Guterres has been our Secretary and a member of our board of directors since inception. Mr. Guterres has devoted approximately 5% of his professional time to our business and intends to continue to devote this amount of time in the future.

Mr. Guterres has an extensive Canadian business-finance, and bank-lending background.

From 1969 to 1995, Mr. Guterres was continuously employed by the Royal Bank of Canada, one of Canada's largest banks.

During his time with the Royal Bank of Canada, Mr. Guterres worked and lived in Hong Kong, Victoria and Prince George, British Columbia., and held many senior bank management lending positions in greater Vancouver (including a posting with the British Columbia Vancouver Regional office).

From 1967 to 1969, Mr. Guterres was employed with Union Finance Company, in Victoria, British Columbia.

From 1962 to 1966, Mr. Guterres was employed by the Hong Kong and Shanghai Bank, and lived in Hong Kong.

Mr. Guterres has completed numerous financial, accounting, and bank courses and has received a number of certificates and awards for his contributions.

There is no familial relationship among the two members of our management.

Conflicts of Interest

We believe that we have a potential conflict of interest with our Secretary, John Carl Guterres. The potential conflict arises because we owe Mr. Guterres a total of $20,575, that he is entitled to demand repayment of at any time. This amount consists of legal, administrative and other expenses incurred by us that were paid by Mr. Guterres on behalf of us. Under the terms of the promissory notes Mr. Guterres is entitled to demand repayment at any time. Mr. Guterres does not intend to exercise the notes until we are in a position to repay the same without compromising our business operations. However, the potential conflict of interest exists because Mr. Guterres may need his money before our company is in a position to repay it without compromising our business operations. If Mr. Guterres demands repayment of the money owed to him before we are in a position to pay it this may harm our proposed business operations and new investors may lose their investment.

Please refer to "Risk Factor" number 19 at page 11.

Other than the above, we believe that none of our directors and officers will be subject to conflicts of interest other than their devotion of time to projects that do not involve us.

EXECUTIVE COMPENSATION

Summary Compensation

Our officers and directors have received no compensation to date and there are no plans to compensate them in the near future, unless and until we begin to realize revenues and become profitable in our business operations.

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Option/SAR Grants

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs and freestanding SARs have been made to any executive officer or any director since our inception, accordingly, no stock options have been exercised by any of the officers or directors since we were founded.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Compensation of Directors

We do not have any plans to pay our directors any money. The Board has not implemented a plan to award options. There are no contractual arrangements with any member of the board of directors.

We do not expect to pay any cash salaries to our officers until such time as we generate sufficient revenues to do so.

Indemnification

Pursuant to our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be, assuming completion of the sale of all shares in this offering. Shares will be sold on a best efforts basis only and it may be the case that less than all or even no shares will be sold in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address of Beneficial Owner [1]	Number of Shares Before Offering	Number of Shares After Offering	Percentage of Ownership After Offering	Percentage of Ownership If No Shares Sold in the Offering
Harvey M.J. Lawson 464 Somerset St. North Vancouver, B.C. Canada V7N1G3	1,250,000	1,250,000	27%	50%
John Carl Guterres #1408 - 1327 E. Keith Rd. North Vancouver, B.C. Canada V7J 3T5	1,250,0000	1,250,000	27%	50%
All Officers and Directors as a Group	2,500,000	2,500,000	54%	100%

[1] The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Messrs. Yassin, Stewart and Duprés are the only "promoters" of our company.

Future Sales by Existing Stockholders

A total of 2,500,000 shares of common stock were issued to the existing stockholders, all of which are "restricted securities," as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

have equal rateable rights to dividends from funds legally available if and when as and if declared by our board of directors;

are entitled to share rateably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Restated Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the maximum number of shares are sold, the present stockholders will own approximately 71.43% of our outstanding shares. If no shares are sold under the offering, the present stockholders will own 100% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Our common stock is defined as a "penny stock" under the Securities and Exchange Act of 1934, and its rules. Because we are a penny stock, you may be unable to resell our shares. Also, the Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors. As a result, fewer broker-dealers are willing to make a market in our stock and it may effect the level of news coverage you receive.

Stock Transfer Agent

We have not yet appointed a stock transfer agent for our securities. We intend to appoint a stock transfer agent for our securities immediately prior to the date this prospectus is declared effective.

CERTAIN TRANSACTIONS

The company was incorporated in the State of Nevada on May 11, 2001. The company filed its Initial List of Officers and Directors with the Nevada Secretary of State and commenced proposed operations.

On July 9, 2001 we issued a total of 2,500,000 shares of restricted common stock to John Carl Guterres, and Harvey Lawson, officers and directors of our company. This was accounted for by payment of cash of $2,500.

Since our inception, Mr. Guterres has advanced loans to us in the total sum of $20,575, which were used for organizational and start-up costs, legal and auditor fees, operating capital and for commencement of development of the Randomix software algorithm. The loans bear interest at a rate of 10% per annum and have not been paid as of the date hereof. There are documents reflecting the loan but they are not due on any date certain. Mr. Guterres will accept repayment from us when money is available.

In the opinion of management, the terms of the above-described transaction was as favorable as that which could have been obtained in arms' length transactions with an unaffiliated third party.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to June 30, 2001, included in this prospectus have been audited by Davidson & Company, Independent Certified Public Accountants, address, as set forth in their report included in this prospectus.

LEGAL MATTERS

The validity of the common stock offered hereby and certain legal matters have been passed on by Sutton Law Center, a Professional Corporation, Reno, Nevada.

The validity of certain legal matters have also been passed on by Andrew B. Stewart, the Secretary and a Director of the Company, in his capacity as a practicing corporate and securities law attorney.

FINANCIAL STATEMENTS

Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Certified Public Accountant.

Our audited financial statement from inception to June 30, 2001 immediately follows:

AI SOFTWARE INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

JUNE 30, 2001

INDEPENDENT AUDITORS' REPORT

To the Stockholders and Directors of

AI Software Inc.

We have audited the accompanying balance sheet of AI Software Inc. as at June 30, 2001 and the statement of stockholders' equity for the period from date of incorporation on May 11, 2001 to June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2001, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that AI Software Inc. will continue as a going concern. The Company is in the development stage and does not have the necessary working capital for its planned activity which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"DAVIDSON & COMPANY"

Vancouver, Canada	Chartered Accountants

August 16, 2001

AI SOFTWARE INC.
(A Development Stage Company)
BALANCE SHEET
AS AT JUNE 30, 2001

ASSETS

Current
Subscription receivable		$ 2,500

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' equity
Capital stock (Note 4)
Authorized
100,000,000	common shares with a par value of $0.00001

Issued and outstanding
2,500,000	common shares	25
Additional paid in capital		2,475

		2,500

Total liabilities and stockholders' equity		$ 2,500

The accompanying notes are an integral part of these financial statements.

AI SOFTWARE INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
AS AT JUNE 30, 2001

	Common Stock		Additional Paid in	Total Stockholders'
	Shares	Amount	Capital	Equity

Balance, May 11, 2001	-	$ -	$ -	$ -

Subscription in capital stock (Note 4)	2,500,000	25	2,475	2,500

Balance, June 30, 2001	2,500,000	$ 25	$ 2,475	$ 2,500

The accompanying notes are an integral part of these financial statements.

AI SOFTWARE INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2001

1. ORGANIZATION OF THE COMPANY

The Company was incorporated on May 11, 2001 under the laws of Nevada in the United States of America and is considered a development stage company in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7. The Company plans to pursue opportunities in the development of artificial intelligence software.

2. GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The Company intends to obtain working capital in the short term by borrowing funds from directors. The Company's ability to continue as a going concern is dependent on additional cash financings, and, ultimately, upon achieving profitable operations through the development of its artificial intelligence software.

3. SIGNIFICANT ACCOUNTING POLICIES

Financial Statements

These financial statements do not include a statement of operations or cash flows as there were no operations or cash transactions during the period and accordingly presentation of such would not be meaningful.

Use of estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the year. Actual results could differ from these estimates.

Software development costs

The Company has adopted Statement of Position 98-1 ("SOP 98-1") "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", as its accounting policy for internally developed computer software costs. Under SOP 98-1, computer software costs incurred in the preliminary development stage are expensed as incurred. Computer software costs incurred during the application development stage are capitalized and amortized over the software's estimated useful life.

Financial instruments

The Company's financial instruments consist of subscriptions receivable. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

New accounting standard: Accounting for derivative instruments and hedging activities

In September 1998, the FASB issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 and 138 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

Income taxes

Income taxes are provided in accordance with SFAS 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Disclosure about segments of an enterprise and related information

SFAS 131, " Disclosure About Segments of an Enterprise and Related information" requires use of the management approach model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reporting segments are based on products and services, geography, legal structure, management structure, or any other manner in which the management disaggregates a company. Currently, SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations will be conducted in one industry segment in the United States of America.

AI SOFTWARE INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2001

4. CAPITAL STOCK

The Company's authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.00001 per share. All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one non-cumulative vote per share in all matters to be voted upon by stockholders. The shares of common stock have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to equal rateable rights to dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available.

On July 9, 2001, the Company issued 2,500,000 shares of common stock for stock subscriptions receivable in the amount of $2,500.

Proposed public offering of common stock

The Company is preparing a Form SB-2 registration statement with the United States Securities and Exchange Commission with an offer for sale of up to 2,000,000 common stock at $0.10 per share.

5. SUBSEQUENT EVENTS

The following events occurred subsequent to year end:

(a) The Company received $2,500 for the issuance of 2,500,000 shares of common stock previously subscribed (Note 4).

(b) The Company entered into a software development agreement for the development of algorithm code for the Company's artificial intelligence software whereby the Company will pay $45,000 in total over a 10 month period.

    The Company issued a promissory note for $20,550 to a director of the Company for consulting and professional fees totalling $20,550. The note is payable on demand and bears interest at 10%.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2. Article XI of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$ 100.00
Accounting Fees and Expenses	$ 2,000.00
Legal & Consulting Fees/Expenses	$13,000.00
Blue Sky Fees/Expenses	$ 5,000.00
Transfer Agent Fees	$ 1,500.00
Miscellaneous Expenses	$ 3,400.00

TOTAL	$25,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Harvey M.J. Lawson 464 Somerset St. North Vancouver, B.C. Canada V7N1G3	July 9, 2001	1,250,000	$1,250 cash
John Carl Guterres #1408, 1327 E. Keith Rd. North Vancouver, B.C. Canada V7J 3T5	July 9, 2001	1,250,000	$1,250 cash

We issued the foregoing restricted shares of common stock to Messrs. Lawson and Guterres pursuant to Section 4(2) of the Securities Act of 1933. Messrs. Lawson and Guterres are sophisticated investors, are officers and directors of the company, and where in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K.

Exhibit No.	Document Description
3.1	Articles of Incorporation
3.2	Restated Articles of Incorporation.
3.3	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Sutton Law Center regarding the legality of the Securities being registered.
10.1	Software Development Agreement.
10.2	Promissory Note.
23.1	Consent of Davidson & Company, Certified Public Accountants.
23.2	Consent of Sutton Law Center (included in Exhibit 5.1)
99.1	Subscription Agreement.

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 7th day of September, 2001.

AI SOFTWARE INC.

BY:   /s/ Harvey M.J. Lawson_______

Harvey M.J. Lawson, President

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints John Carl Guterres, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Harvey M.J. Lawson____ Harvey M.J. Lawson	President, Treasurer, Principal Executive Officer, Principal Accounting Officer and member of Board of Directors	September 7, 2001
/s/ John Carl Guterres______ John Carl Guterres	Secretary and member of Board of Directors	September 7, 2001

EXHIBIT 3.1

ARTICLES OF INCORPORATION Filed May 10, 2001
in the Office of Dean

OF Heller Secretary of State

AI SOFTWARE INC.

FIRST: The name of this corporation is:

AI SOFTWARE INC.

SECOND: Its principal office in the State of Nevada is located at 502 East John Street, Carson City, Nevada, 89706. The name and address of its resident agent is CSC Services of Nevada, Inc., at the above address.

THIRD: The nature of the business or objects or purposes proposed may be organized under the General Corporation Law of the State of Nevada;

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

FOURTH: The total authorized capital stock of the corporation is 25,000,000 shares of common stock with a par value of $0.001.

FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the by-laws of this corporation, provided that the number of directors shall not be reduced less than one unless there is less than one stockholder.

The name and post office address of the first board of directors, which shall be three in number, is as follows:

NAME	POST OFFICE ADDRESS
Gunther Roelig	#100-1550 West 15th Avenue, Vancouver, BC, Canada, V6J 2K6
Harvey M.J. Lawson	464 Somerset Street, North Vancouver, BC, Canada, V7N 1G3
John Carl Guterres	#1408-1327 East Keith Road, North Vancouver, BC, Canada, V7J 3T5

SIXTH: The capital stock after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH: The name and post office address of the incorporator signing the articles of incorporation is as follows:

NAME	POST OFFICE ADDRESS
C. Woodgate	502 East John Street, Room E, Carson City, NV 89706

EIGHTH: The corporation is to have perpetual existence.

NINTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized, subject to the bylaws, if any, adopted by the shareholders, to make, alter or amend the by-laws of the corporation.

TENTH: Meetings of stockholders may be held outside of the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

ELEVENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the sole incorporator herein before named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this tenth day of May, A.D., 2001.

/s/ C. Woodgate

C. Woodgate, Incorporator

CERTIFICATE OF ACCEPTANCE Filed May 10, 2001

In the Office of Dean

OF Heller Secretary of State

APPOINTMENT OF RESIDENT AGENT

OF

AI SOFTWARE INC.

I, C. WOODGATE, Authorized Representative, on behalf of CSC Services of Nevada, Inc., hereby accepts appointment as Resident Agent of the above-named corporation.

By:  /s/ C. Woodgate______________ May 10, 2001

Authorized Representative

EXHIBIT 3.2

RESTATED ARTICLES OF INCORPORATION Filed June 16, 2001

In the Office of Dean

OF Heller, Secretary of State

AI SOFTWARE INC.

_________________________________________________________________

FIRST

The name of this corporation is AI SOFTWARE INC.

SECOND

Its principal office in the State of Nevada is located at 502 East John Street, Carson City, Nevada, 89706. The name and address of its resident agent is CSC Services of Nevada, Inc., at the above address.

THIRD

The purpose or purposes for which the corporation is organized:

To engage in and carry on any lawful business activity or trade, and any activities necessary, convenient, or desirable to accomplish such purposes, not forbidden by law or by these articles of incorporation.

FOURTH

The amount of the total authorized capital stock of the corporation is One Thousand Dollars ($1,000.00) consisting of One Hundred Million (100,000,000) shares of common stock of the par value of $0.00001 each.

FIFTH

The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation.

There are two members of the Board of Directors at the date of filing these Restated Articles of Incorporation and their names and postal addresses are:

NAME	POST OFFICE ADDRESS
Harvey M.J. Lawson	464 Somerset St., North Vancouver, B.C., Canada V7N1G3
John Carl Guterres	#1408 - 1327 E. Keith Rd., North Vancouver, B.C., Canada V7J 3T5

The number of members of the Board of Directors shall not be less than one nor more than thirteen.

SIXTH

The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

SEVENTH

The corporation is to have perpetual existence.

EIGHTH

In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

Subject to the bylaws, if any, adopted by the stockholders, to make, alter, amend or repeal the bylaws of the corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

To authorize the guaranty by the corporation of the securities, evidences of indebtedness and obligations of other persons, corporations or business entities.

To set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve.

By resolution passed by a majority of the whole board, to designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

All the corporate powers of the corporation shall be exercised by the board of directors except as otherwise herein or in the bylaws or by law.

NINTH

Meeting of stockholders may be held outside the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

TENTH

This corporation reserves the right to amend alter, change or repeal any provision contained in the Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Restated Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

ELEVENTH

The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Nevada.

A director or officer of the corporation shall not be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

TWELFTH

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada fro time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the board of directors may adopt by-laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer.

I, THE UNDERSIGNED, being a director of the company hereinbefore named, and being authorized to make and file these Restated Articles of Incorporation by the board of directors of said company, hereby declare and certify that the facts herein stated are true, and accordingly have hereunto set my hand this 22nd day of May, 2001.

/s/ Harvey M.J. Lawson______
Harvey M.J. Lawson
President

/s/ John Carl Guterres________
John Carl Guterres
Secretary

EXHIBIT 3.3

BYLAWS

OF

AI SOFTWARE INC.

I. SHAREHOLDER'S MEETING.

.01 Annual Meetings.

The annual meeting of the shareholders of this Corporation, for the purpose of election of Directors and for such other business as may come before it, shall be held at the registered office of the Corporation, or such other places, either within or without the State of Nevada, as may be designated by the notice of the meeting, on the first week in November of each and every year, at 1:00 p.m., commencing in 2000, but in case such day shall be a legal holiday, the meeting shall be held at the same hour and place on the next succeeding day not a holiday.

.02 Special Meeting.

Special meetings of the shareholders of this Corporation may be called at any time by the holders of ten percent (10%) of the voting shares of the Corporation, or by the President, Secretary, or by the Board of Directors or a majority thereof. No business shall be transacted at any special meeting of shareholders except as is specified in the notice calling for said meeting. The Board of Directors may designate any place, either within or without the State of Nevada, as the place of any special meeting called by the president or the Board of Directors, and special meetings called at the request of shareholders shall be held at such place in the State of Nevada, as may be determined by the Board of Directors and placed in the notice of such meeting.

.03 Notice of Meeting.

Written notice of annual or special meetings of shareholders stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by the Secretary or persons authorized to call the meeting to each shareholder of record entitled to vote at the meeting. Such notice shall be given not less than ten (10) nor more than fifty (50) days prior to the date of the meeting, and such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his/her address as it appears on the stock transfer books of the Corporation.

.04 Waiver of Notice.

Notice of the time, place, and purpose of any meeting may be waived in writing and will be waived by any shareholder by his/her attendance thereat in person or by proxy. Any shareholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

.05 Quorum and Adjourned Meetings.

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

.06 Proxies.

At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his/her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

.07 Voting of Shares.

Except as otherwise provided in the Restated Articles of Incorporation or in these Bylaws, every shareholder of record shall have the right at every shareholder's meeting to one (1) vote for every share standing in his/her name on the books of the Corporation, and the affirmative vote of a majority of the shares represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

II. DIRECTORS.

.01 General Powers.

The business and affairs of the Corporation shall be managed by its Board of Directors.

.02 Number, Tenure and Qualifications.

The number of Directors of the Corporation shall be not less than one nor more than thirteen. Each Director shall hold office until the next annual meeting of shareholders and until his/her successor shall have been elected and qualified. Directors need not be residents of the State of Nevada or shareholders of the Corporation.

.03 Election.

The Directors shall be elected by the shareholders at their annual meeting each year; and if, for any cause the Directors shall not have been elected at an annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

.04 Vacancies.

In case of any vacancy in the Board of Directors, the remaining Director, whether constituting a quorum or not, may elect a successor to hold office for the unexpired portion of the terms of the Director whose place shall be vacant, and until his/her successor shall have been duly elected and qualified.

.05 Resignation.

Any Director may resign at any time by delivering written notice to the Secretary or registered office of the Corporation.

.06 Meetings.

At any annual, special or regular meeting of the Board of Directors, any business may be transacted, and the Board may exercise all of its powers. Any such annual, special or regular meeting of the Board of Directors of the Corporation may be held outside of the State of Nevada, and any member or members of the Board of Directors of the Corporation may participate in any such meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; the participation by such means shall constitute presence in person at such meeting.

A. Annual Meeting of Directors.

Annual meetings of the Board of Directors shall be held immediately after the annual shareholders' meeting or at such time and place as may be determined by the Directors. No notice of the annual meeting of the Board of Directors shall be necessary.

B. Special Meetings.

Special meetings of the Directors shall be called at any time and place upon the call of the president or any Director. Notice of the time and place of each special meeting shall be given by the secretary, or the persons calling the meeting, by mail, radio, telegram, or by personal communication by telephone or otherwise at least one (1) day in advance of the time of the meeting. The purpose of the meeting need not be given in the notice. Notice of any special meeting may be waived in writing or by telegram (either before or after such meeting) and will be waived by any Director in attendance at such meeting.

C. Regular Meetings of Directors.

Regular meetings of the Board of Directors shall be held at such place and on such day and hour as shall from time to time be fixed by resolution of the Board of Directors. No notice of regular meetings of the Board of Directors shall be necessary.

.07 Quorum and Voting.

A majority of the Directors presently in office shall constitute a quorum for all purposes, but a lesser number may adjourn any meeting, and the meeting may be held as adjourned without further notice. At each meeting of the Board at which a quorum is present, the act of a majority of the Directors present at the meeting shall be the act of the Board of Directors. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

.08 Compensation.

By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

.09 Presumption of Assent.

A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

.10 Executive and Other Committees.

The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one of more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors, in reference to amending the Restated Articles of Incorporation, adoption a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange, or other disposition of all of substantially all the property and assets of the dissolution of the Corporation or a revocation thereof, designation of any such committee and the delegation thereto of authority shall not operate to relieve any member of the Board of Directors of any responsibility imposed by law.

.11 Chairman of Board of Directors.

The Board of Directors may, in its discretion, elect a chairman of the Board of Directors from its members; and, if a chairman has been elected, he/she shall, when present, preside at all meetings of the Board of Directors and the shareholders and shall have such other powers as the Board may prescribe.

.12 Removal.

Directors may be removed from office with or without cause by a vote of shareholders holding a majority of the shares entitled to vote at an election of Directors.

III. ACTIONS BY WRITTEN CONSENT.

Any corporate action required by the Restated Articles of Incorporation, Bylaws, or the laws under which this Corporation is formed, to be voted upon or approved at a duly called meeting of the Directors or shareholders may be accomplished without a meeting if a written memorandum of the respective Directors or shareholders, setting forth the action so taken, shall be signed by all the Directors or shareholders, as the case may be.

IV. OFFICERS.

.01 Officers Designated.

The Officers of the Corporation shall be a president, one or more vice presidents (the number thereof to be determined by the Board of Directors), a secretary and a treasurer, each of whom shall be elected by the Board of Directors. Such other Officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any Officer may be held by the same person, except that in the event that the Corporation shall have more than one director, the offices of president and secretary shall be held by different persons.

.02 Election, Qualification and Term of Office.

Each of the Officers shall be elected by the Board of Directors. None of said Officers except the president need be a Director, but a vice president who is not a Director cannot succeed to or fill the office of president. The Officers shall be elected by the Board of Directors. Except as hereinafter provide, each of said Officers shall hold office from the date of his/her election until the next annual meeting of the Board of Directors and until his/her successor shall have been duly elected and qualified.

.03 Powers and Duties.

The powers and duties of the respective corporate Officers shall be as follows:

A. President.

The president shall be the chief executive Officer of the Corporation and, subject to the direction and control of the Board of Directors, shall have general charge and supervision over its property, business, and affairs. He/she shall, unless a Chairman of the Board of Directors has been elected and is present, preside at meetings of the shareholders and the Board of Directors.

B. Vice President.

In the absence of the president or his/her inability to act, the senior vice president shall act in his place and stead and shall have all the powers and authority of the president, except as limited by resolution of the Board of Directors.

C. Secretary.

The secretary shall:

1. Keep the minutes of the shareholder's and of the Board of Directors meetings in one or more books provided for that purpose;

2. See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

3. Be custodian of the corporate records and of the seal of the Corporation and affix the seal of the Corporation to all documents as may be required;

4. Keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder;

5. Sign with the president, or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

6. Have general charge of the stock transfer books of the corporation; and,

7. In general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him/her by the president or by the Board of Directors.

D. Treasurer.

Subject to the direction and control of the Board of Directors, the treasurer shall have the custody, control and disposition of the funds and securities of the Corporation and shall account for the same; and, at the expiration of his/her term of office, he/she shall turn over to his/her successor all property of the Corporation in his/her possession.

E. Assistant Secretaries and Assistant Treasurers.

The assistant secretaries, when authorized by the Board of Directors, may sign with the president or a vice president certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

.04 Removal.

The Board of Directors shall have the right to remove any Officer whenever in its judgment the best interest of the Corporation will be served thereby.

.05 Vacancies.

The Board of Directors shall fill any office which becomes vacant with a successor who shall hold office for the unexpired term and until his/her successor shall have been duly elected and qualified.

.06 Salaries.

The salaries of all Officers of the Corporation shall be fixed by the Board of Directors.

V. SHARE CERTIFICATES

.01 Form and Execution of Certificates.

Certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the Corporation laws of the State of Nevada. They shall be signed by the president and by the secretary, and the seal of the Corporation shall be affixed thereto. Certificates may be issued for fractional shares.

.02 Transfers.

Shares may be transferred by delivery of the certificates therefore, accompanied either by an assignment in writing on the back of the certificates or by a written power of attorney to assign and transfer the same signed by the record holder of the certificate. Except as otherwise specifically provided in these Bylaws, no shares shall be transferred on the books of the Corporation until the outstanding certificate therefore has been surrendered to the Corporation.

.03 Loss or Destruction of Certificates.

In case of loss or destruction of any certificate of shares, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation. A new certificate may be issued without requiring any bond, when in the judgment of the Board of Directors it is proper to do so.

VI. BOOKS AND RECORDS.

.01 Books of Accounts, Minutes and Share Register.

The Corporation shall keep complete books and records of accounts and minutes of the proceedings of the Board of Directors and shareholders and shall keep at its registered office, principal place of business, or at the office of its transfer agent or registrar a share register giving the names of the shareholders in alphabetical order and showing their respective addresses and the number of shares held by each.

.02 Copies of Resolutions.

Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the president or secretary.

VII. CORPORATE SEAL.

The following is an impression of the corporate seal of this Corporation:

VIII. LOANS.

Generally, no loans shall be made by the Corporation to its Officers or Directors, unless first approved by the holder of two-third of the voting shares, and no loans shall be made by the Corporation secured by its shares. Loans shall be permitted to be made to Officers, Directors and employees of the Company for moving expenses, including the cost of procuring housing. Such loans shall be limited to $25,000.00 per individual upon unanimous consent of the Board of Directors.

IX. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

.01 Indemnification.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

.02 Derivative Action

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

.03 Successful Defense.

To the extent that a Director, Trustee, Officer, employee or Agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Paragraphs .01 and .02 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

.04 Authorization.

Any indemnification under Paragraphs .01 and .02 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Paragraphs .01 and .02 above. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the Shareholders. Anyone making such a determination under this Paragraph .04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

.05 Advances.

Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Paragraph .04 above upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation is authorized in this Section.

.06 Nonexclusivity.

The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

.07 Insurance.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

.08 "Corporation" Defined.

For purposes of this Section, references to the "Corporation" shall include, in addition to the Corporation, an constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, Trustees, Officers, employees or agents, so that any person who is or was a Director, Trustee, Officer, employee or agent of such constituent corporation or of any entity a majority of the voting stock of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as a Director, Trustee, Officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

X. AMENDMENT OF BYLAWS.

.01 By the Shareholders.

These Bylaws may be amended, altered, or repealed at any regular or special meeting of the shareholders if notice of the proposed alteration or amendment is contained in the notice of the meeting.

.02 By the Board of Directors.

These Bylaws may be amended, altered, or repealed by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board.

XI. FISCAL YEAR.

The fiscal year of the Corporation shall be set by resolution of the Board of Directors.

XII. RULES OF ORDER.

The rules contained in the most recent edition of Robert's Rules of Order, Newly Revised, shall govern all meetings of shareholders and Directors where those rules are not inconsistent with the Restated Articles of Incorporation, Bylaws, or special rules or order of the Corporation.

XIII. REIMBURSEMENT OF DISALLOWED EXPENSES.

If any salary, payment, reimbursement, employee fringe benefit, expense allowance payment, or other expense incurred by the Corporation for the benefit of an employee is disallowed in whole or in part as a deductible expense of the Corporation for Federal Income Tax purposes, the employee shall reimburse the Corporation, upon notice and demand, to the full extent of the disallowance. This legally enforceable obligation is in accordance with the provisions of Revenue Ruling 69-115, 1969-1 C.B. 50, and is for the purpose of entitling such employee to a business expense deduction for the taxable year in which the repayment is made to the Corporation. In this manner, the Corporation shall be protected from having to bear the entire burden of disallowed expense items.

I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Bylaws of AI Software Inc., a Nevada corporation, as in effect on the date hereof.

WITNESS my hand this 21st day of May, 2001

/s/ Harvey M.J. Lawson__________
Harvey M.J. Lawson
President

/s/ John Carl Guterres____________
John Carl Guterres
Secretary

EXHIBIT 4.1

AI SOFTWARE INC.

INCORPORATION UNDER THE LAWS OF THE STATE OF NEVADA

AUTHORIZED SHARES $0.00001 PAR VALUE

NUMBER	SHARES CUSIP See Reverse For Certain Definitions

THIS CERTIFIES THAT

Is The Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF $0.00001 PAR VALUE COMMON

STOCK OF

AI SOFTWARE INC.

Transferable only on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the said Company has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Company.

Dated:

__________________________ Secretary	SEAL	___________________________ President

AI SOFTWARE INC.

TRANSFER FEE: $20.00 PER NEW CERTIFICATE ISSUED

The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable law or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - __________ Custodian ___________ (Minor) under Uniform Gifts to Minors Act ____________ (State)

Additional abbreviations may also be used though not in the above list.

For Value Received, _________________ hereby sell, assign and transfer unto _______________ (Please insert Social Security or other identifying number of Assignee).

_________________________________________________________________

Please print or typewrite name and address, including zip code of Assignee)

_________________________________________________________________

_________________________________________________________________

__________________________________________________________ Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________ attorney-in-fact to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated: _________________

_____________________________________________

Notice: The signatures to this Assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed:

___________________________

The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.

EXHIBIT 5.1

SUTTON LAW CENTER, P.C. LETTERHEAD

September 7, 2001

VIA FED-EX

The Board of Directors
A.I. Software, Inc.
1030 West Georgia Street, #1208
Vancouver, BC
V6E 2Y3

Re: Registration Statement on Form SB-2 to be filed on September 7, 2001

Ladies and Gentlemen:

We have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the sale by A.I. Software, Inc., a Nevada corporation (the "Company"), of an aggregate of 2,000,000 shares of the Company's common stock, par value $0.00001 per share (the "Common Stock" or the "Shares") (the "Offering").

This opinion is delivered in accordance with the requirements of Items 601(b)(5) and (23) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the registration statement on Form SB-2, relating to the Shares, to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on September 7, 2001 (together with all exhibits thereto, the "Registration Statement"), (ii) the Charter of the Company, as amended, (iii) the Articles of Incorporation of the Company in effect as of the date hereof (iv) the Bylaws of the Company in effect as of the date hereof, (v) resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares, the filing of the Registration Statement, adopted at a meeting on August 4, 2001, and (vi) a specimen of the certificates representing the Shares. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In rendering this opinion, we have relied upon our review of documentation representing the transactions involving the transfer of the shares and certain other applicable documents pertaining to the status of the Company and its common stock that were furnished to us by the Company. We have also received oral representations made by certain officers and affiliates of the Company.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Members of our firm working with respect to the Company are admitted to the practice of law in the State of Nevada and the State of California and to practice federal law of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued by the Company in the Offering, described in the Registration Statement, have been duly and validly authorized for issuance, and, upon issuance and delivery of the Shares, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to Form SB-2, and its incorporation by reference as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date first written above. This law firm expressly disclaims any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify this opinion. This opinion is expressly limited to the matters stated herein, and this law firm makes no opinion, express or implied, as to any other matters relating to the Company or its securities.

Very truly yours,

/s/ Sutton law center

SUTTON LAW CENTER

EXHIBIT 10.1

SOFTWARE DEVELOPMENT AGREEMENT

THIS AGREEMENT Dated for Reference the 1st day of August, 2001.

BETWEEN:

AI SOFTWARE INC., a body corporate under the laws of the State of Nevada, U.S.A. and having its business office at 1208 - 1030 W. Georgia Street, Vancouver, British Columbia, V6E 2Y3

(the "Company")

AND:

EMPIRE GROUP, 900 Dunes Road, Suite 1709, Ottawa, Ontario, K2C 3L6

(the "Developer")

WHEREAS:

  The Company is a software development company focussing on the production and development of artificial intelligence software and the Developer is a professional software engineer and computer programmer with particular expertise in artificial intelligence programming;
  The Company has asked the Developer to provide his consulting services for purposes of the development of the Company's artificial intelligence software algorithm, known as Randomix, on the terms and conditions set forth in this Agreement; and
  The Developer has agreed to provide such services on such terms and conditions as hereinafter set forth in this Agreement.

IN CONSIDERATION of the mutual agreements in this Agreement and subject to the terms and conditions specified in this Agreement, the parties agree as follows:

SERVICES

1.1 Services

The Company hereby retains the consulting services of the Developer, and the Developer hereby agrees to provide his services, to develop the Company's first artificial intelligence software algorithm, known as Randomix, as set out in the Business Plan of the Company, attached hereto as "Schedule A" to this Agreement (hereinafter, the "Randomix Program").

1.2 Responsibilities

During the term of this Agreement, the Developer will devote the whole of his time, attention and abilities to the Company for the development of the Randomix Program and will give to the Company the full benefit of his knowledge, expertise, technical skill and ingenuity in respect of the same. The Developer's responsibilities are limited to the complete development of the Randomix Program. The Developer will provide to the to the Board of Directors of the Company such information regarding the development of the Randomix Program as required.

1.3 Acknowledgment of Confidentiality and Non-Disclosure

The Developer recognizes and acknowledges that his relationship with the Company will be one of trust and confidence and that he will be privy to secret and confidential information relating to customers, business systems, various technologies licensed, owned or developed by the Company and other important confidential information of the Company that has taken substantial time to develop at considerable expense. The Developer recognizes and acknowledges that the non-solicitation, non-disclosure and non-competition provisions of this Agreement are intended to protect the confidentiality and goodwill that are required for the continued success of the Company, and are essential for the protection of their businesses.

TERMS OF SERVICE

2.1 Fees

For his consulting services in respect of the full and complete development of the Randomix Program, the Company will pay the Developer a consulting fee in the total amount of US$28,000, which amount the Company may pay in 8 equal monthly instalments of US$3,500 per month.

2.2 Expenses

The Consultant shall be reimbursed for all reasonable out-of-pocket expenses actually and properly incurred by him in connection with his duties hereunder provided that the Consultant first obtains prior authorization from the Company regarding the making of such expenses. The Consultant will be reimbursed by the Company for all reasonable expenses necessarily and actually incurred by the Consultant in the performance of the Services, provided that the Consultant obtains the required pre-authorization and submits to the Company detailed invoices and supporting documentation acceptable to the Company, acting reasonably.

2.3 Consultant Not Employee

The parties agree that the Consultant and any employees of the Consultant are not employees of the Company and, as such, save as required by law, there shall be no deductions for any statutory withholdings made by the Company on behalf of the Consultant.

2.4 Statutory Withholdings

The Consultant agrees to make and remit all statutory withholdings as may be required of him in respect of himself and the Consultant's employees, if any, who may be involved in performance of the Services for the Company.

2.5 No Participation in Plans

The Consultant and his employees, if any, shall not be entitled to participate in any medical, dental, extended health or group life insurance plans of the Company.

2.6 No Partnership

This Agreement will not be construed as creating a partnership, joint venture or agency relationship between the parties or any other form of legal association which would impose liability upon one party for any act or failure to act by the other party.

OBLIGATIONS OF SERVICE

3.1 Duty to the Company

The Developer will well and faithfully serve the Company and use all reasonable endeavours to promote the interests of the Company. The Developer will act honestly, in good faith and in the best interests of the Company. The Developer will adhere to all applicable policies of the Company.

3.2 Confidentiality

The Developer will retain all information regarding the Company in the strictest confidence and will not disclose or permit the disclosure of such information in any manner. The Developer will not use such information, or permit such information to be used, for the benefit of the Developer or any other person or for any other improper purpose, either during the term of the Developer's consulting services or after such term. The Developer will take all reasonable precautions in dealing with such information so as to prevent any person from having access to it.

3.3 Return of Documents

Upon the termination of the consulting services of the Developer, for whatever reason, the Developer will promptly return to the Company all written information, disks, tapes, memory devices, and all copies of any of them, containing any information relating to the Randomix Program and any information obtained from or belonging to the Company.

3.4 Non-Competition

During the term of this Agreement and for a period of 12 months after the termination of the Developer's consulting service, the Developer will not, either directly or indirectly, be interested or concerned (whether as a proprietor, partner, member, shareholder, director, officer, agent, consultant or otherwise) in any person, firm, company or business engaged in or interested in or concerned in any business which develops, manufactures, produces, provides, markets, distributes or otherwise deals in products or services or both which are of a type similar to the products or services which are developed, manufactured, produced, provided, marketed, distributed or otherwise dealt in by the Company now or at any time during the term of the Developer's consulting services. Such restriction will apply within the geographical area of business operations in which the Company has an office and carries on business or has carried on business within the 12 month period ending on the date of termination of the Developer's service. Such restriction will not prevent the Developer from being the holder or beneficial owner of any shares of any class of publicly held securities of a company, partnership or other organization provided that the Developer, alone or in partnership or in conjunction with any other person or company, does not own directly or indirectly more than five percent of the securities of such class.

3.5. Non-Solicitation of Customers

During the term of this Agreement and for a period of 12 months after the termination of the Developer's service, the Developer shall not, either directly or indirectly and either alone or with others, canvass or solicit orders for any product or service or both which is or has been developed, manufactured, produced, provided, marketed, distributed or otherwise dealt in by the Company from any person, firm or company which has been at any time within the previous 12 month period a customer or supplier of the Company or a prospective customer or supplier of the Company with which the Developer is or was actively concerned during his service.

3.6 Non-Solicitation of Employees

During the term of this Agreement and for a period of 12 months after the termination of the Developer's service, the Developer shall not, either directly or indirectly and either alone or with others canvass or solicit any person who is an employee of the Company to leave or terminate such employment for the purpose of establishing a business to offer any product or service or both which is of a type similar to any product or service which is or has been developed, manufactured, produced, provided, marketed, distributed or otherwise dealt in by the Company.

3.7 No Personal Benefit

The Developer will not receive or accept for his own benefit, either directly or indirectly, any commission, rebate, discount, gratuity or profit from any person, firm or company having or proposing to have one or more business transactions with the Company.

3.8 Intellectual Property

Any and all inventions, improvements, designs, devices, processes, programs, techniques, methodologies, equipment, assemblies of information or data, discoveries, developments, productions made, perfected, conceived or participated in by the Developer during the course of the Developer's service to the Company, and in particular but not limited to, in relation to the Randomix Program, and any patent, patent application, copyright, trademark or other intellectual property right in or to any of them (collectively, the "the Company Intellectual Property") will be and will remain the exclusive property of the Company. The Developer will have no interest in the Company Intellectual Property, although the Developer may have created or contributed to the creation of the Company Intellectual Property. The Developer waives any moral rights in the Company Intellectual Property. By his acceptance of the terms of this Agreement, the Developer irrevocably assigns, transfers and conveys to the Company, without further act or instrument, all right, title and interest which the Developer may have in or to any of the Company Intellectual Property, the consideration for which is the Developer's contract to provide consulting services to the Company. The rights of the Company will continue notwithstanding any termination of the services of the Developer. The Developer will disclose to the Company, and will preserve as confidential, the full particulars of any the Company Intellectual Property promptly when the same is made and will maintain at all time adequate and current written records of all such the Company Intellectual Property, which records will be and will remain the property of the Company. The Company alone will have the right to apply for, prosecute and obtain letters patent, copyrights, trademarks or other intellectual property rights in any or all countries of the world in respect of the Company Intellectual Property. Both during and after the Developer's service, the Developer will execute on demand any applications, transfers, assignments, and other documents as the Company may consider necessary or desirable for the purpose of vesting in or assigning to the Company title to any such the Company Intellectual Property or for the purpose of applying for, prosecuting and obtaining such letters patent, copyrights, trademarks or other intellectual property rights for the Company Intellectual Property. Both during and after the Developer's service, the Developer will cooperate and assist in every way possible in the prosecution of any such applications and in the defence of any challenge to such rights.

3.9 Covenants Reasonable

The Developer confirms that the provisions in this Article 3 are reasonable and valid based upon the businesses which are carried on by the Company, and based on the fiduciary and sensitive position the Developer will occupy with the Company. All defences to the strict enforcement or validity of the sections in this Article 3 are waived by the Developer. The Developer further acknowledges that any covenant contained in this Article 3 may be enforced by injunction issued in any court having jurisdiction, and by the award of damages and any and all other relief allowed by law.

TERM AND TERMINATION

4.1 Term

Subject to the terms and conditions of this Agreement, the term of the Developer's consulting services will be for a term of 8 months commencing August 1, 2001, unless the term is extended by written agreement of the Company and the Developer.

4.2 Notice of Intention

On or before that day which is two months before the end of the term of this Agreement, the Company will give notice in writing to the Developer of whether or not it intends to extend the term of the contract for a period beyond the term specified in section 4.1.

4.3 Termination by the Company With Cause

At any time, the Company may, without any further liability under this Agreement, immediately terminate the service of the Developer under this Agreement at any time for Cause. "Cause" will mean termination by notice from the Board of Directors of the Company, because of any one or more of the following (any one of which shall constitute "Cause"):

  the Developer's conviction of, or plea of nolo contendere to, a felony, indictable offence or crime involving moral turpitude;
  the Developer's personal dishonesty, incompetence, wilful misconduct or breach of fiduciary duty;
  the Developer's commission of an act involving gross negligence on the part of the Developer in the conduct of his duties under this Agreement; or
  a material breach of any provision of this Agreement by the Developer.

In the case of termination pursuant to this section, the Company will give to the Developer ten business days written notice and will make no further monthly payments under this Agreement.

4.4 Termination by the Company Without Cause

At any time, the Company may terminate the service of the Developer without Cause. In the event of such termination without Cause, the Company will pay to the Developer the total fee to be paid to the Developer under this Agreement.

4.5 Resignation by the Developer

At any time, the Developer may terminate his services under this Agreement on at least two months prior written notice to the Company.

4.6 Acknowledgment

The Developer acknowledges and agrees that the consideration specified in this Article 4 is inclusive of any and all compensation or payments including but not limited to vacation pay, benefits (other than benefits under benefit plans which have accrued to the Developer prior to termination, and provided such benefits can be continued at no cost to the Company), notice and pay in lieu of notice, termination pay or severance to which the Developer may be entitled under any law or legislation, provided that the Developer will also receive in addition to the amounts specified in this Article 4 any fees accrued and unpaid to the date of termination or resignation.

4.7 Release

The Developer acknowledges that the notice and pay in lieu of notice provided in this Article 4 is fair and reasonable and agrees that, on the termination of the services of the Developer by the Company or on any termination of this Agreement by the Developer, the Developer will have no action, cause of action, claim or demand against the Company, or the Directors, Officers, Developers or agents of the Company as a consequence of such termination. The Developer hereby releases and discharges the Company, and the Directors, Officers, Developers and agents of the Company from any liability other than the obligations of the Company under this Agreement.

GENERAL

5.1 Arbitration

All disputes arising out of or in connection with this contract, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by arbitration under the Rules of the British Columbia International Commercial Arbitration Centre. The appointing authorities shall be the British Columbia International Commercial Arbitration Centre. The case shall be administered by the British Columbia International Commercial Arbitration Centre in accordance with its "Procedures for Cases Under the BCICAC Rules". The place of arbitration shall be Vancouver, British Columbia, Canada.

5.2 Remedies not Exclusive

The remedies provided to the Developer, the Company under this Agreement are cumulative and not exclusive to each other, and no such remedy will be deemed or construed to affect any right to which the Developer, the Company is entitled to seek at law, in equity or by statute.

5.3 Assignment

This Agreement is not assignable by the Developer in whole or in part without the prior written consent of the Company. Any attempt by the Developer to assign any of the rights or to delegate any of the duties or obligations of this Agreement without such prior written consent is void.

5.4 Counterparts

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All of these counterparts will for all purposes constitute one agreement, binding on the parties, notwithstanding that all parties are not signatories to the same counterpart. A fax transcribed copy or photocopy of this Agreement executed by a party in counterpart or otherwise will constitute a properly executed, delivered and binding agreement or counterpart of the executing party.

5.5 Waiver

No failure or delay on the part of any party in exercising any power or right under this Agreement will operate as a waiver of such power or right. No single or partial exercise of any right or power under this Agreement will preclude any further or other exercise of such right or power. No modification or waiver of any provision of this Agreement and no consent to any departure by any party from any provision of this Agreement will be effective until the same is in writing. Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any party in any circumstances will entitle such party to any other or further notice or demand in similar or other circumstances.

5.6 Enurement

Subject to the restrictions on transfer contained in this Agreement, this Agreement will enure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF the parties have executed this Agreement on the dates stated below.

AI SOFTWARE INC.

Per:

/s/ John Carl Guterres

Signature

John Carl Gutteres

Name

Secretary

Title

July 1, 2001

Date of Execution

SIGNED, SEALED & DELIVERED
by MOHANAD SHURRAB on the 27th day of July, 2001, in the presence of:

/s/ Talal Yassin
Signature of Witness

Name: Talal Yassin
Address: 1325 Cammeray Road
          West Vancouver, BC
Occupation: Businessman

) ) ) ) ) /s/ Mohanad Shurab ) MOHANAD SHURAB ) ) ) ) ) ) ) )

EXHIBIT 10.2

DEMAND PROMISSORY NOTE

AMOUNT: US$20,575

DATE OF ISSUE: August 9, 2001

FOR VALUE RECEIVED in respect of expenses, as set out in Schedule "A" attached hereto, paid on behalf of AI Software Inc. (the "Company") to the date of August 9, 2001 by John Carl Guterres (the "Holder"), the Company promises to pay on demand to or to the order of the Holder the principal sum of US$20,575 in lawful currency of the United States (the "Principal Sum") with interest accruing at the rate of 10% per annum. The Principal Sum together with accrued interest is repayable by the Company to the Holder in full on demand, subject to the following terms and conditions:

1. Maturity: If the Company fails to pay on demand any payment of the Principal Sum the balance of the Principal Sum on this promissory note (the "Note") shall become immediately due and payable.

2. Issuance of Replacement Note: The Company hereby covenants and agrees with the Holder that upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, the Company shall issue and deliver to the Holder a new promissory note of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated, lost, destroyed or stolen promissory note.

3. Holder's Non-Waiver of Rights: Failure of the Holder to enforce any of its rights or remedies under this Note will not constitute a waiver of the rights of the Holder to enforce such rights and remedies thereafter.

4. Company's Waiver: The Company hereby waives demand and presentment for payment, notice of non-payment, protest and notice of protest of this Note.

5. Enforcement Expenses: In the event of demand by the Holder under this Note, then the Company will pay all costs and expenses incurred by the Holder, including, without limitation, legal fees and expenses on a solicitor and own client basis, in pursuing the Holder's remedies against the Company.

6. Governing Law: This Note (and any transactions, documents, instruments or other agreements contemplated in this Note) shall be construed and governed exclusively by the laws in force in British Columbia and the laws of Canada applicable therein, and the courts of British Columbia (and Supreme Court of Canada, if necessary) shall have exclusive jurisdiction to hear and determine all disputes arising hereunder. The undersigned irrevocably attorns to the jurisdiction of said courts and consents to the commencement of proceedings in such courts. This provision shall not be construed to affect the rights of the Holder to enforce a judgment or award outside said province, including the right to record and enforce a judgment or award in any other jurisdiction.

IN WITNESS WHEREOF the Company has caused its duly authorized signatory to execute and deliver this Note to the Holder as of the day and year first above written.

THE COMMON SEAL of AI SOFTWARE INC. was hereunto affixed in the presence of: /s/ Harvey M.J. Lawson Authorized Signatory	) ) ) ) c/s ) ) ) )

SIGNED, SEALED & DELIVERED
by JOHN CARL GUTERRES on the 9th day of August, 2001, in the presence of:

/s/ Andrew B. Stewart
Signature of Witness

Name: Andrew B. Stewart
Address: 3301-1009 Expo Blvd
           Vancouver, BC, V6Z 2V9
Occupation: Lawyer

) ) ) ) ) /s/ John Carl Guterres ) JOHN CARL GUTERRES ) ) ) ) ) ) ) )

SCHEDULE "A"

List of all expenses to August 9, 2001 paid on behalf of AI Software Inc. by John Carl Guterres:

1. US$500 - rent paid to Alpha Beta Developments

2. US$4,500 -development fees in respect of Randomix algorithm code

3. US$10,285 - paid for consulting fees

4. US$2,000 - auditors fees

5. US$2,000 - legal fees

6. US$1,290 - business plan development

EXHIBIT 23.1

DAVIDSON & COMPANY, Chartered Accountants

A Partnership of Incorporated Professionals

September 5, 2001

AI SOFTWARE INC.

1208 - 1030 West Georgia Street

Vancouver, BC

V6E 2Y3

Re: Form SB-2

Dear Sirs:

We refer to the Form SB-2 Registration Statement of AI SOFTWARE INC. (the "Company") filed pursuant to the Securities Exchange Act of 1933, as amended.

We conducted an audit of the Company's financial statements and have provided an audit report dated August 16, 2001 in connection with the preparation of the Form SB-2. We hereby consent to the filing of our audit report as part of the aforementioned Registration Statement.

/s/ Davidson & Company

"DAVIDSON & COMPANY"

Vancouver, Canada	Chartered Accountants

EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

AI SOFTWARE INC.

1030 West Georgia Street

Suite 1208

Vancouver, British Columbia

Canada V6E 2Y3

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of AI SOFTWARE INC. (the "Company") at a price of $0.10 per Share (the "Subscription Price")

Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: AI SOFTWARE INC.

Executed this _____ day of ________________, _______, at _____________________ (Street Address), ___________________ (City), _________________ (State) ________ (Zip Code).

___________________________________

Signature of Purchaser

___________________________________

Printed Name of Purchaser

___________________________________

Social Security Number/

Tax I.D.

Number of Shares Purchased Total Subscription Price

__________________________ ________________________

Form of Payment: Cash _________________

Check# _________________

Other _________________

ACCEPTED THIS _____ DAY OF ________________, _______.

AI SOFTWARE INC.

BY: __________________________________

Title: ___________________________